Exhibit 10.9

Deed of agreement

DEED OF AGREEMENT FOR THE RELATIONSHIP OF LICENSE HAVING AS SUBJECT MATTER THE REALIZATION AND OPERATION OF THE DATA COMMUNICATION MANAGEMENT NETWORK FOR GAMING BY MEANS OF APPARATUSES FOR ENJOYMENT AND ENTERTAINMENT PROVIDED FOR BY ARTICLE 110, PARAGRAPH 6 OF THE CONSOLIDATING ACT FOR PUBLIC SAFETY LAWS PURSUANT TO ROYAL DECREE JUNE 18, 1931, NO. 773 AS AMENDED, AS WELL AS THE ASSOCIATED ACTIVITIES AND FUNCTIONS

In the year 2013, on March twentieth, at the premises in Via della Luce, 34/a bis 00153 Rome, the Agency of Customs and Monopolies, Tax Code 97210890584, in the person of Roberto Fanelli, Director gaming pro tempore at the Agency of Customs and Monopolies, AAMS

and

LOTTOMATICA VIDEOLOT RETE S.p.A., with registered office in Rome — Viale del Campo Boario 56/D — postcode 00153, Tax Code 08360081007, enrolled in the Register of Companies of Rome, under R.E.A. no. 1090475, in the person of Guglielmo Angelozzi, born in Guardiagrele (CH) on December 21, 1972, Tax Code NGLGLL72T21E243C, in the capacity of Chairman and Managing Director, licensee [C.I.G. 460686379B]

AGREE THAT

unless otherwise explicitly stated, the terms written in bold type, contained in this deed, take on the meaning indicated alongside them in the only nomenclature of definitions, with the specification that the acronym AAMS indicates the Agency of Customs and Monopolies in accordance with article 23-quarter of Decree Law no. 95 of July 6, 2012, amended by Law no. 135 of August 7, 2012;

WHEREAS

•                  on August 8, 2011, the open selection procedure to identify the parties to which the license should be granted was announced by notification published in the Official Gazette of the European Union;

•                  on December 22, 2011, the provisional adjudication phase of the recruit selection procedure was completed, with publication of the results on the website www.aams.gov.it on December 23, 2011, from which it appeared that the aforesaid company was among the parties appointed by the Selection Committee, elected by AAMS with provision no. 1172/CGV of October 11, 2011;

•                  on July 27, 2012, the data communication management network for gaming by means of apparatuses for enjoyment and entertainment passed the test in accordance with the methods outlined in the technical specifications and relative annexes;

•                  AAMS verified the proper and complete nature of the documentation on the basis of that provided for by the specifications for charges and relative annexes, as well as the proper and congruous nature of the guarantees presented by said licensee;

[SEAL]

•                  AAMS has ascertained the payment of the price due for the release or maintenance of the approval for AWP gaming apparatuses as well as an amount equal to at least 15,000.00 Euros(fifteen thousand point zero zero), multiplied by the minimum number of VLT apparatuses to be installed, according to that provided for by the specifications of charges;

•                  on February 14, 2013, AAMS announced the final appointment and subsequently activated the controls and verified fulfillment of that provided for by the specifications of charges for the purposes of entry into the agreement;

AGREE AND STIPULATE AS FOLLOWS

SECTION I

PREAMBLE, SUBJECT AND DURATION OF THE LICENSE

Article 1

Value of the preamble and of the other documents

1.              The preamble and the annexes to this deed of agreement are an integral, substantial and binding part of the aforesaid deed of agreement.

2.              The specification of charges, technical specification and relative annexes, as well as the only nomenclature of definitions which are part of the documentation of tender relating to the selection procedure announced as stated in the preamble, while not being tangibly annexed to this deed, are also an integral, substantial and binding part of the deed of agreement.

Article 2

Subject of the license

1.              The subject of the license concerns the activities and functions for the realization and operation of the data communication management network for gaming by means of apparatuses for enjoyment and entertainment provided for by article 110, paragraph 6, of the consolidating act for public safety laws (T.U.L.P.S.) pursuant to Royal Decree June 18, 1931, no. 773 as amended, and particularly:

a)             the realization of the data communication management network for lawful gaming by means of AWP gaming apparatuses and VLT gaming systems, where not already realized;

b)             the operation of the network indicated under the letter a) for a minimum number of AWP gaming apparatuses, equal to 5,000 (five thousand), and a minimum number of VLT apparatuses, equal to 350 (three hundred and fifty);

c)              all the activities and functions related directly or indirectly to the data communication management for lawful gaming by means of AWP gaming apparatuses and VLT gaming systems.

2.              The activities indicated in paragraph 1 must be indicated in the business purpose of the licensee.

Article 3

Integrations of the license

1.              AAMS may ask the licensee, who undertakes herewith to accept, to make, during the term of validity of the license, changes to the activities indicated in the deed of agreement and in the technical specification and relative annexes, which become necessary in the event of unforeseeable circumstances which determine substantial changes in context, also following amendments to legislation or provisions by AAMS relating to the management of lawful gaming by means of apparatuses for enjoyment and entertainment.

2.              AAMS may ask the licensee, who undertakes herewith to accept, to sign access deeds to the license which contain clauses, conditions and terms to ensure the observance of the obligations pursuant to article 1, paragraph 78 of Law no. 220 of December 13, 2010 and subsequent amendments, and to article 24 of Decree Law no. 98 of July 6, 2011, converted with amendments into Law no. 111 of July 15, 2011, and subsequent amendments.

3.              AAMS may identify activities and functions relating to new methods or types of gaming by means of AWP gaming apparatuses and VLT gaming systems, or further utilizations of the aforesaid data communication network. In such case, it shall indicate:

a)             the times at the disposal of the licensee for the performance of the relative operations, which shall never be shorter than ninety calendar days however, unless expressly accepted by the licensee;

b)             the methods and conditions of realization and operation.

4.              Integrations of the deed of agreement, pursuant to paragraphs 1, 2 and 3, are acknowledged and formalized in a specific additional deed which, signed by the parties, forms a further integral element of the deed of agreement.

Article 4

Duration of the license

1.              The license shall have duration of nine years from the date on which the deed of agreement is signed, unless otherwise provided for by paragraph 2.

2.              In order to avoid possible and damaging terminations to the service and to the collection of tax revenues, in extreme emergency, resulting from unforeseeable events that are not compatible with the terms imposed by the selection procedure which provide for the publication of a new tender, AAMS shall be entitled, upon the natural expiry after nine years, to unilaterally extend the duration of the license for a further twelve months, under the same terms and conditions provided for by the same deed of agreement, informing the licensee of such intention at least ninety days before the expiry of the license.

After the aforesaid term, any extension shall require the consent of the licensee.

SECTION II

GENERAL OBLIGATIONS AND RESPONSIBILITIES OF THE LICENSEE

Article 5

General obligations of the licensee

1.              The licensee is required to perform the public activities and functions transferred in force of this deed of agreement, adhering to the prescriptions of the deed of agreement and guaranteeing the levels of service provided for in Annex 2 to this deed of agreement, by means of its own organization or that of third parties, for which it undertakes direct responsibility, notifying AAMS in advance.

2.              The licensee, in relation to the exercise of the aforesaid public activities and functions, besides observing the prescriptions of the deed of agreement, the specification of charges and the technical specifications and relative annexes, is required also to:

a)             observe and fulfill all the obligations provided for by the regulations relating to apparatuses for enjoyment and entertainment provided for by article 110, paragraph 6, of the consolidating act for public safety laws (T.U.L.P.S.) pursuant to Royal Decree June 18, 1931, no. 773 as amended, and also provided for other regulations;

b)             observe the provisions of the current consolidating act for public safety laws, all the legislation and all the present or future provisions in force on the matter of public authority;

c)              respect the provisions established by AAMS regarding utilization of the institutional logo and the words “legal and responsible gaming”, as well as the correct use of promotional and advertising tools;

d)             enter into projects, agreed annually with AAMS, with the aim of implementing operations for the promotion of responsible gaming and useful to the defense of minors relating to access to gaming;

e)              guarantee the respect of the ban on underage gaming, ensuring the commitment to such extent of those with contractual relationships for the licensed activities;

f)               enter into activities to inform users, relating to the discipline of collections from gaming, as well as the prescriptions and provisions in force for defense against unlawful gaming, the promotion of legal and responsible gaming and of responsible gaming conduct, the monitoring of their adoption by players, the prevention of possible pathological gaming activities, also implementing specific institutional campaigns of AAMS;

g)              promote measures to defend users, provided for by the consumer code, pursuant to Legislative Decree no. 206 of September 6, 2005;

h)             guarantee that, in the exercise of the games licensed, there are no illegal elements that flout public order and common decency;

i)                 implement and disseminate the service chart, according to the instructions supplied by AAMS;

j)                draw up the financial statements, also in compliance with any instructions supplied by AAMS;

k)             guarantee the respect of the regulations in force to prevent money laundering;

l)                 observe the directives issued by AAMS, having heard the licensees and representatives of the users, concerning the provision of services by the licensee, particularly defining the general levels of quality referred to the overall services and the specific levels of quality referred to the single service to be guaranteed to the player;

m)         observe the directives on separate accounts and administration issued by AAMS in accordance with article 1, paragraph 80, letter c) of Law no. 220 of December 13, 2010.

3.              The licensee acknowledges and accepts that the assignment of the license is subject to the complete and absolute respect of the anti-Mafia laws in force. In particular, notwithstanding that provided for by the documentation relating to the selection procedure, the licensee acknowledges and accepts that if provisional or final provisions are issued, in application of the anti-Mafia laws, against it and/or against its legal representatives, members of the boards of directors and statutory auditors or, in the cases contemplated by article 2477 of the Civil Code, the independent auditor, as well as the parties that carry out the monitoring activities pursuant to article 6, paragraph 1, letter b) of Legislative Decree no. 231 of June 8, 2001, the other parties indicated in article 85, paragraphs 2-c, 2-d and 3, of Legislative Decree no. 159 of September 6, 2011, and subsequent amendments, AAMS shall launch the procedures to terminate the license, without affecting the right of AAMS to apply for compensation for damages. To such end, the licensee undertakes to present substitute declarations, in accordance with Presidential Decree no. 445 of December 28, 2000, and subsequent amendments regarding the parties indicated in article 85 of Legislative Decree no. 159 of September 6, 2011, and subsequent amendments.

4.              The legal representative of the licensee undertakes to present annually, by January 31 of every year, the declarations pursuant to Presidential Decree no. 445 of December 28, 2000, and subsequent amendments, indicating the non-existence of the causes for prohibition, termination or suspension pursuant to article 67 of Legislative Decree no. 159 of September 6, 2011, and subsequent amendments, as well as the non-existence of procedures pending for the application of one of the preventative measures pursuant to article 6 of Legislative Decree no. 159 of September 6, 2011, and subsequent amendments, against the legal representative, the members of the boards of directors and statutory auditors or, in the cases contemplated by article 2477 of the Civil Code, the independent auditor, as well as the parties that carry out the monitoring activities pursuant to article 6, paragraph 1, letter b) of Legislative Decree no. 231 of June 8, 2001, and the other parties indicated in article 85, paragraphs 2-c, 2-d and 3, of Legislative Decree no. 159 of September 6, 2011, and subsequent amendments. The same declaration shall be issued, notwithstanding the existence of the requirements provided for by the specification of charges, in the event of changes, within one month of their appointment, of the directors and legal representatives, auditors and the parties that carry out the monitoring activities pursuant to article 6, paragraph 1, letter b) of Legislative Decree no. 231 of June 8, 2001, including the parties indicated in article 85, paragraphs 2-c, 2-d and 3, of Legislative Decree no. 159 of September 6, 2011, and subsequent amendments.

5.              The licensee acknowledges and accepts, expressly waiving every pertinent exception, that AAMS shall launch the procedure for termination of the license, notwithstanding the right to apply for compensation for damages in the event that anti-Mafia information indicating the untruthful or partial nature of that stated in the declarations and certifications presented should be received from the competent authorities.

6.              The licensee undertakes to maintain all the requirements provided for by the selection procedure for the entire duration of the license and, in the event of changes, to take the appropriate measures to guarantee respect by all bound parties in accordance with the selection procedure. To this end, the licensee undertakes to report every change relating to the aforesaid requirements and the actions taken. It also undertakes, at least annually or upon request by AAMS, to prove the persistence of the requirements for participation, and to report the names and identifying details of the physical or legal persons that directly or indirectly hold more than two percent of the company’s capital or equity.

7.              The licensee shall, for the entire duration of the license, respect the prescriptions provided for by the specification of charges and by the technical specifications and the respective annexes.

8.              The licensee undertakes to expressly and unconditionally accept that AAMS, in accordance with article 24, paragraph 35 of Decree Law no. 98 of July 6, 2011, converted with amendments into Law no. 111 of July 15, 2011, and subsequent amendments, may, as of January 1, 2014, increase the number of video terminal apparatuses already authorized at the time of launch of the selection procedure or in accordance with the aforesaid selection procedure.

9.              The licensee undertakes, expressly and unconditionally, to pay the price of 100.00 Euros (one hundred point zero zero) for every AWP gaming apparatus for which it applies for approval, allowing for the possibility for claims against the parties that own such apparatuses, in accordance with article 24, paragraph 36 of Decree Law no. 98 of July 6, 2011, converted with amendments into Law no. 111 of July 15, 2011, and subsequent amendments.

10.       The licensee is bound to declare, within the terms and using the methods established by AAMS, the number of VLT apparatuses that it wishes to install, on the basis of the minimum and maximum limits of authorizations that can be applied for, communicated by AAMS, between seven and fourteen percent of the number of AWP gaming apparatuses approved and active upon expiry of the sixth month from the date of entry into the deed of agreement. Consequently, the licensee shall provide, within thirty days of the date of its declaration, for payment of the sum of 15,000.00 Euros (fifteen thousand point zero zero) multiplied by the number of VLT apparatuses that it intends to install. From this sum it shall be necessary to deduct any amounts already paid in accordance with paragraph 16.2, letter h) of the specification of charges for the minimum number of authorizations for installation that can be applied for, and in accordance with article 21 of Decree Law no. 78 of July 1, 2009, converted with amendments from Law no. 102 of August 3, 2009.

11.       The licensee is bound to pay the amount provided for by article 24, paragraph 35 of Decree Law no. 98 of July 6, 2011, converted with amendments into Law no. 111 of July 15, 2011 and subsequent amendments, for any further applications for authorization to install VLT appliances, as of January 1, 2014.

12.       For the purposes of calculating the percentages provided for, the licensee shall round up the amount when the first two decimal figures have a value higher than 50.

Article 6

Regulation of the transferal of the license and variation of the company composition

1.              The complete or partial transferal of ownership of the license, either directly or indirectly, is forbidden.

2.              AAMS may, by exception to that established by paragraph 1, authorize transferal only in cases in which such operation is in the public interest and the transferee fulfills all the obligations provided for by this deed of agreement.

3.              The licensee shall submit the operations entered into which produce subjective changes in the aforesaid licensee, including, purely by way of example, mergers, splits, company transfers, changes in registered office or business purpose, and dissolution of the company, excluding those of sale or placement of the shares of the licensee on a regulated financial market, to the prior authorization of AAMS, or else lose the license.

4.              For the purposes of release of authorization. AAMS shall assess the impact of the subjective changes on the overall company organization of the licensee, also with regard to the requirements in terms of financial solidity, the debt ratio and appropriate gearing of capital, as defined by Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter a), point 4 of Law no. 220 of December 13, 2010 and subsequent amendments.

Furthermore, in cases of complete transfer, AAMS shall ascertain the presentation of the commitment to supply the guarantees required in compliance with that provided for by the selection procedure, also assessing whether:

a)             the transferee, who is not a licensee, possesses all the requirements in line with this deed of agreement, the specification of charges and the technical specifications;

b)             the transferee is another licensee, and:

i.                                          does not exceed, following acquisition of the new licensee, the concentration limits of the AWP apparatuses and VLT apparatuses pursuant to article 17;

ii.                                       undertakes the obligation to transfer the rights and obligations deriving from the license transferred, to its own license, with simultaneous and immediate termination of the transferring licensee.

5.              The transferal of the dealer shall, however, be subject to the binding condition that the licensee is not in a situation of default with respect to AAMS, in relation to one or more obligations deriving from the deed of agreement. AAMS may authorize the transfer is the licensee takes in the licensee’s debts, following presentation of adequate further guarantee.

6.              The licensee undertakes to inform AAMS of every other change in addition to those indicated in paragraph 3 above, with the declaration made in accordance with article 1 of Decree of President of the Council of Ministers no. 187 of May 11, 1991. Furthermore, the licensee undertakes to inform AAMS of every change in the company organization existing at the time of signing of this deed of agreement, which implicates participation in the company capital or equity by more than two percent.

7.              The licensee shall submit to AAMS for prior authorization all operations for transferal of shares, including controlling shares, held by the aforesaid licensee, which might implicate, in the year in which the operation is completed, a reduction in the financial solidity index, as determined by Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter a), point 4 of Law no. 220 of December 13, 2010 and subsequent amendments.

8.              For the purposes of release of the authorization pursuant to paragraph 7 above, the licensee shall annex to the application appropriate documentation to explain increases in capital or other instruments or operations to restore the aforesaid index within six months of the date on which the financial statements are approved, otherwise losing the license.

9.              The licensee, to which authorization pursuant to paragraph 8 above has been issued, is required to restore the financial solidity index pursuant to paragraph 7 above within six months of the date on which the financial statements are approved, otherwise losing the license.

Article 7

Particular obligation of diligence of the licensee

1.              In order to allow transferal of the activities and functions subject to license, the licensee is expressly bound to guarantee, within the semester prior to expiry of the license, full cooperation of its technical and organizational structure to AAMS, to the new licensee or to a third party indicated by AAMS. The licensee is particularly obliged to supply all the helpful information and news to simplify the transferal of management.

2.              In the event of compulsory management following withdrawal of the license of expiry of the license, and upon the natural expiry of the duration of the license, the licensee is bound, in accordance with article 25, to carry out all the activities of ordinary administration required to ensure continuity of the collection from gaming and to allow the passage of the activities and functions to another party until transferal of management to the new licensee.

3.              In the cases indicated in paragraph 2 above, the licensee undertakes to present the guarantees required for the duration of further management.

Article 8

Obligations of operation of the company to which the license is assigned

1.              The licensee is expressly bound:

a)             to immediately and fully reform the share capital if it should be reduced for any reason, increasing it, upon request to such extent by AAMS, in the event in which the development of activities in functions licensed should require this;

b)             to maintain the debt ratio, for the entire duration of the license, within a value which does not exceed that established with Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter b), point 4 of Law no. 220 of December 13, 2010 and subsequent amendments;

c)              to deliver to AAMS, within a maximum of fifteen days of approval, the financial statements and the quarterly accounting reports, relating to the licensee and to its subsidiaries, accompanied by a specific certification report drawn up by a leading independent auditor, enrolled in the special register held by the Consob, or proven by documentation that is equivalent and suitable in the State where the company has its registered office;

d)             to proceed with the distribution, also on an exceptional basis, of dividends only subject to the fulfillment of all investments obligations, pursuant to articles 14 and 24, especially those necessary in order to maintain the levels of service required of the licensee, pursuant to Annex 2, as per prior declaration forwarded to AAMS;

e)              to inform AAMS of every change in the composition of its corporate bodies and, in the event of formation of a dedicated organizational unit, of the manager of the aforesaid unit, in advance so that the changes may be assessed;

f)               to send AAMS, within a maximum of four months of signing this deed of agreement, the document attesting the Quality Certification of the company’s management systems, compliant to UNI EN ISO 9001:208, expressly undertaking to maintain the aforesaid certification for the entire duration of the license;

g)              to send AAMS, within eighteen months of signing this deed of agreement, the document attesting the Quality Certification of the systems network manager, compliant to UNI EN ISO 9001:208, expressly undertaking to maintain the aforesaid certification for the entire duration of the license;

h)             to supply AAMS, by specific request of the latter, with all the information that may be helpful to assess the methods of organization, management, assistance and control of the telecommunications network and of the physical distribution network, with particular reference to the customer service and distributive logistics functions related, with regard to the physical distribution network, to the production, storage and distribution of gaming material;

i)                 to maintain, for the entire duration of the license, the registered office in Italy or in one of the other States within the European Economic Space;

j)                to maintain possession, for the entire duration of the license, of adequate financial solidity, identified with Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter a), point 4 of Law no. 220 of December 13, 2010 and subsequent amendments;

k)             to maintain, for the entire duration of the license, in the articles of association of the licensee, the provision of appropriate measures to prevent conflicts of interest in the directors, also providing, for the aforesaid directors, the chairman and those holding power of attorney, special requirements of reliability, honorability and professionals, as well as, for some of them, independence, defined with Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter a), point 5 of Law no. 220 of December 13, 2010 and subsequent amendments;

l)                 to maintain, for the entire duration of the license, the residence of the infrastructures, including those of a technological nature, hardware and software, dedicated to the activities subject to license in Italy or in one of the other States within the European Economic Space.

2.              The licensee undertakes to transmit to the AWP control system and to the VLT control system of AAMS, the information, data and accounts relating to the gaming activity specified with AAMS Directorial Decree no. 1861/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter b), point 19 of Law no. 220 of December 13, 2010 and subsequent amendments.

3.              The licensee undertakes to transmit annually to AAMS, also using the telecommunications system, the minimum reporting framework, indicating economic, financial, technical and management data of the aforesaid licensee, specified with Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter b), point 20 of Law no. 220 of December 13, 2010 and subsequent amendments.

Article 9

Obligations for the treatment of employees

1.              For the duration of the license, the licensee is bound to observe all the standards in force relating to its employees, with specific reference to the legislation on social security and the prevention of accidents in the workplace.

2.              The licensee also undertakes to fully observe the legislation in force with regard to employee health and safety in the workplace, in accordance with Legislative Decree no. 626 of September 19 and subsequent amendments.

3.              The licensee expressly undertakes to exonerate AAMS and hold it free from all consequences deriving from failure to observe the standards and technical prescription pursuant to the legislation referred to in this article.

4.              The licensee undertakes, taking all responsibility for pertinent costs, to fulfill all the obligations towards its employees, deriving from legislative and regulatory provisions in force with regard to employment and social security, as well as collective labor agreements, including those of a supplementary nature.

5.              The licensee also undertakes to apply, in relation to its employees, legislative and payment conditions that are not below the resulting from the collective labor agreements applicable to the category and in the place where the services subject to license are performed and, in general, from every other collective agreement subsequently entered into for the category, applicable in the place in question.

6.              The licensee undertakes to apply the aforesaid collective agreements also after the expiry and until their renewal.

7.              It is expressly agreed that any higher costs deriving from the application of the standards and technical prescription listed in this article shall be borne entirely by the licensee, who may not make any claim, for any reason, relating to costs to AAMS.

Article 10

Sole responsibility of the licensee

1.              The licensee expressly undertakes all organizational, technical and economic responsibility, as well as every other responsibility, including that for the fulfillment of obligations relating to the payment of taxes, relating to the performance and management of the activities and functions subject to license, even in the case in which part of its activity should be assigned, with the prior authorization of AAMS where necessary, to third parties, notwithstanding the responsibilities of the aforesaid third parties provided for by legislation.

2.              The licensee expressly undertakes to exonerate AAMS and hold it free from all responsibility towards third parties, connected to the activities and functions assigned by license. In particular, the licensee expressly declares that it shall exonerate AAMS from every responsibility relating to the activities and the services performed directly by third parties in relation to the license.

3.              The licensee undertakes to exonerate AAMS and hold it free from all costs sustained, including legal costs, following:

a)             Legal action, also of a non-final nature, relating to cases or proceedings of any kind of nature referring directly or indirectly to breaches of the obligations contained in this deed of agreement, to the legislation regulating gaming by means of enjoyment and entertainment apparatuses or of provisions established for AWP gaming apparatuses and VLT gaming systems, as well as all the other prescription that AAMS intends to impose for the activities and functions subject to license;

b)             agreements also for transactional purposes, entered into at the end of any judgment or sentence, referring directly or indirectly to breaches of the obligations indicated in this deed of agreement.

4.              By virtue of the obligation to entertain contractual relations pertinent to the activities and functions subject to license exclusively with the enabled parties, the licensee undertakes the obligation to exonerate AAMS and hold it free from any claim, charge or responsibility for activities performed by such parties in relation to the subject of the license.

5.              The licensee shall guarantee that, in the event that another party should exercise control over the aforesaid licensee in accordance with article 2359 of the Civil Code, the controlling party shall have the requirements provided for by the specification of charges and shall undertake the following further obligations:

•                  maintenance of the appropriate gearing of capital, meaning that the arty shall have a shareholders’ equity, as resulting from the last financial statements approved and certified, that is at least equal to the amount determined by Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter b), point 10.1 of Law no. 220 of December 13, 2010 and subsequent amendments, for every percentage point held in the licensee’s share capital;

•                  maintenance of the registered office, or residence in the case of a physical person, in a country which is not included in the list of States and territories classified as tax havens in accordance with articles 110 and 167 of the consolidating law on income taxes, pursuant to Presidential Decree no. 917 of December 1986 and subsequent amendments;

•                  assurance of maintenance of the licensee’s registered office within the territory, also for tax purposes, when the aforementioned registered office was in Italy at the time the license was assigned, as well as maintenance within the same territory of the technical-organizational skills of the licensee, formally undertaking to guarantee the licensee the necessary means to undertake the obligations deriving from the deed of agreement and from the deeds annexed to it, as well as from all the other deeds of the selection procedure, acting to the best of its ability;

•                  assurance that the management consists, in the number required, of directors and auditors in possession of the special requirements of reliability, honorability and professionals, as well as, for some of them, independence, defined with Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter a), point 5 of Law no. 220 of December 13, 2010 and subsequent amendments, and also having, where applicable, the requirements of honorability provided for the purposes of listing on regulated markets.

Article 11

Economic responsibility of the licensee

1.              The licensee expressly declares that, following its specific investigations and research, it has fully gained and matured knowledge of the current situation and the potential of the segment of the market of AWP gaming apparatuses and VLT Gaming systems. Therefore, no relative complaint or request, including those related to a lack of information, may be presented in future.

2.              Therefore, the licensee undertakes the business risk relating to the realization and management of the activities and functions subject to this deed of agreement, other than in cases of force majeure or third-party occurrences which exclude the absence of any responsibility of the licensee, including that of a slight nature. To this end, the licensee consents to take all the appropriate measures to prevent third parties from intervening on the telecommunications network and on the correct transmission of data flows. Consequently, the licensee undertakes responsibility for its losses of exercise, exonerating AAMS from all responsibility and simultaneously waiving the right to present any claims for compensation, for any reason, to the latter.

3.              The licensee particularly undertakes, fully and exclusively, the responsibility deriving from every kind of complaint presented by users, with reference to collections from gaming by means of enjoyment and entertainment apparatuses, undertaking to exonerate AAMS and free it from all related responsibility.

4.              The licensee expressly and unconditionally agrees to pay all expenses and costs connected to the activities subject to license, including those related to taxes, and also:

a)             any costs for the registration of this deed of agreement;

b)             expenses relating to the management and to the adaptation and expansion of the technological equipment and everything necessary to ensure the correct and prompt performance of the activities and functions subject to license;

c)              all costs deriving from the application of the rules described in the technical specifications and relative annexes, particularly including those relating to security and confidentiality;

d)             any payments due to parties with whom contractual relations are entertained for any reason;

e)              all the costs, as quantified by AAMS, to sustain checks on conformity, upgrades and additions to the VLT gaming systems, relative trials and conformity checks of the games, also by request of AAMS;

f)               all costs relating to the supervision and control activities of AAMS over the correctness of payments in excess of 1,000.00 Euros (one thousand point zero zero);

g)              the payment of 100.00 Euros (one hundred point zero zero) for every approval for the installation of AWP gaming apparatuses;

h)             the payment of 15,000.00 Euros (fifteen thousand point zero zero) for every authorization to install the VLT apparatuses requested, including any further authorizations for the installation of VLT apparatuses as of January 1, 2014.

5.              The licensee envisages, for the AWP gaming apparatuses and the VLT apparatuses, the collection of the sums bet, the payment of the PREU, of the license fee and of the deposit, in the amount and with the methods compliant with that established by the legislative and regulatory provisions in force, sustaining all direct or indirect costs relating to the collection and to the payment of the PREU, the license fee and the deposit, as well as those relating to the management of all the activities and function assigned by license, notwithstanding the maintenance of every obligation towards the Tax Department an AAMS.

6.              However, the licensee shall ensure the free availability of access points for the connection of the AWP gaming apparatuses to the AWP licensee system for the enabled parties with which it entertains contractual relations and is bound to pay any sums collected in breach of such provision to AAMS.

Article 12

Financial responsibility of the licensee

1.              The licensee expressly and unconditionally undertakes to pay the sums owed for any reason in application of the deed of agreement, as well as every other standard of provision which regulates AWP gaming apparatuses and VLT gaming systems, in accordance with the methods and timing provided for.

2.              The licensee is particularly bound to ensure the payments to AAMS and the Tax Department, in accordance with that defined by the legislative and regulatory provisions in force, and by the provisions issued by AAMS.

3.              In the event of delayed payment of any sum that the licensees are bound to pay to AAMS, in compliance with this deed of agreement, interest shall be calculated at the legal interest rate, from the day after the date of expiry until that of effective payment. In the event of delay of failure to pay the PREU, the provisions of the regulations in force shall be applied.

4.              The licensee also expressly and unconditionally undertakes to guarantee the correct and prompt payment of winnings to users, including payments following complaints, in compliance with the provisions of Annex 3 and the regulations in force. In particular the licensee undertakes to guarantee the amount of the winnings realized by means of the VLT gaming systems, payable at the gaming venues. For prizes in excess of 5,000.00 Euros (five thousand point zero zero), the payment shall be made against presentation, within ninety days of attribution of the prize, of the ticket issued by the licensee in accordance with the rules contained in the technical specifications, within a maximum of thirty days of the date of presentation of the winning ticket at the venues indicated by the licensee. In the event of delayed payment of the prizes, the licensee shall be bound to pay the penalty pursuant to article 30, paragraph 2, letter n), as well as the interest calculated at the legal interest rate, from the day after the date of expiry until that of effective payment. Prizes that are not claimed within ninety days of their attribution shall be paid to AAMS according to the methods indicated by the latter.

5.              The licensee shall, however, for prizes in excess of 1,000.00 Euros (one thousand point zero zero), respect the legislation to prevent money laundering, identifying the applicants and associating the tickets with them.

6.              The licensee undertakes all the obligations for tracking financial flows pursuant to article 3 of Law no. 136 of August 13, 2010 and subsequent amendments, within the limits of that established by the competent authorities. It also undertakes to include in the agreements signed by third parties for any reason interested in exercising the games subject to the deed of agreement, a special clause with which each of them undertakes the same obligations for tracking financial flows pursuant to article 3 of Law no. 136 of August 13, 2010 and subsequent amendments, otherwise the aforesaid agreements will not be considered valid.

7.              The licensee also undertakes to immediately inform AAMS and the Prefects Office — Government Office competent for the territory, of failure to fulfill the obligations of financial tracking.

8.              Failure to use bank or post office monetary transfers or other instruments suited to allowing full tracking of the operations, in compliance with that provided for by Law no. 136 of August 13 2010 and subsequent amendments shall be considered just cause for termination of the deed of agreement.

9.              The licensee is bound to present the judicial account relating to the collection from gaming by means of enjoyment and entertainment apparatuses and to report on the cashflows relating to the PREU, the license fee, the deposit, the winnings paid out, the amounts deriving for any reason from collection from gaming and payable to third parties and to the licensees fee in accordance with the Laws on general accounts and the relative regulations, also separately for AWP appliances and VLT gaming systems, according to the model communicated by AAMS.

Article 13

Obligations relating to intellectual property

1.              The licensee is bound to exonerate AAMS and hold it free from all claims, responsibilities, losses and damages claimed by any party, also in the event that licensee uses devices and technical solutions that are already protected by patent.

2.              If, due to the breach of exclusive industrial property rights, copyrights and of utilization and economic exploitation rights relating to intellectual property, action should be taken in or out of court, the licensee undertakes to give its unconditional consent to the expulsion of AAMS in accordance with and by the effects of article 108 of the Code for Civil Procedure.

3.              Each party shall inform the other immediately in writing if any of the legal actions listed in this article shall be taken.

4.              The licensee expressly and unconditionally undertakes to sustain, under all circumstances, AAMS in all court actions, at every degree and at every level, promoted against AAMS for the breaches pursuant to paragraphs 1 and 2.

5.              The licensee undertakes to acknowledge AAMS all the exclusive industrial property rights relating to the intellectual properties, conceived by it or developed, in connection to the collection from gaming by means of AWP gaming apparatuses and VLT gaming systems, as well as utilization and economic exploitation rights relating to those introduced or developed by third parties. Intellectual property includes the developments and adaptations of the gaming software which the licensee expressly undertakes to acknowledge, also after the expiry of the license, AAMS the exclusive property right to the relative source codes, this being the utilization and economic exploitation rights. The licensee undertakes, therefore, to register all of the aforesaid rights in the name of AAMS within thirty days of entry into the deed of agreement or from their first year.

SECTION III

ACTIVATION AND OPERATION OF THE TELECOMMUNICATIONS NETWORK FOR THE MANAGEMENT OF AWP APPARATUSES AND VLT GAMING SYSTEMS

Article 14

Commitments by the licensee relating to the exercise of the activities assigned by license

1.                                      The licensee undertakes to guarantee the exercise of the activities subject to license by means of AWP gaming apparatuses and VLT gaming systems, according to the methods provided for in this deed of agreement and, in particular, the respect of the service levels provided for in Annex 2 to this deed of agreement.

2.                                      The unauthorized suspension of collection from gaming implicates the application of the penalties provided for by article 30, paragraph 2, letter p), as well as the application, where the conditions exist, of other sanctions provided for in the deed of agreement or in other standards. In the event that the aforesaid unauthorized suspension should continue for more than ninety-six consecutive hours, or for ten non-consecutive days over a period of two years, AAMS shall launch the procedure for termination of the license.

3.                                      The licensee undertakes to forward to the competent authorities all the useful information to check the income relating to the collection from gaming by means of enjoyment and entertainment apparatuses received by all the enabled parties.

4.                                      The licensee also undertakes to abstain from exceeding the maximum number of AWP gaming apparatuses, pursuant to article 17 of the deed of agreement.

5.                                      The licensee undertakes to enter into agreements for the installation of the AWP gaming apparatuses at venues in possession of the authorizations pursuant to article 86 and 88 of the T.U.L.P.S. and subsequent amendments, the holders of which are enabled parties.

6.                                      The licensee undertakes to install the video terminal apparatuses exclusively in the types of venues in possession of authorization pursuant to article 88 of the T.U.L.P.S. and subsequent amendments, indicated by the legislative in force and by the implementative decrees of AAMS; the venues shall be owned by enabled parties.

7.                                      As regards the activities and function connected to the management of the enjoyment and entertainment apparatuses, the licensee also undertakes expressly and unconditionally to:

a)             apply for the authorization provided for by the legislation in force and subsequent amendments to allow the exercise of the collection from lawful gaming by means of AWP gaming apparatuses and VLT gaming systems;

b)             determine and pay the PREU, according to the methods defined by the legislation in force and by the decrees of AAMS, issued during the validity of the license;

c)              fulfill the administrative obligations relating to AWP gaming apparatuses to be connected to access points and those relating to VLT gaming systems, as defined by the selection procedure and by special AAMS provisions;

d)             check the possession of the authorizations provided for by the legislation currently in force and subsequent amendment, by the enabled parties under contract;

e)              observe the quantitative numeric parameters in each venue according to that provided for by the legislation currently in force and by the implementative decrees of AAMS;

f)               allow the connection to the telecommunications network only by enabled parties under contract;

g)              ensure to all parties with which contractual relations inherent to the activities subject to license are held, a constant profession update concerning the legislative and regulatory provisions on enjoyment and entertainment appliances, the specific activity of management of the technological structures made available, the correct management of access points relating to AWP gaming apparatuses, the interpretation of any diagnostic messages, as well as the procedures to implement for the necessary and prompt communications relating to any operating anomalies of the telecommunications network of AWP gaming apparatuses and video terminal apparatuses; furthermore, ensure that the same parties receive continuous specific training in the activities subject to license;

h)             enter into activities to inform users in relation to the rules of operation and gaming of the enjoyment and entertainment apparatuses, as well as the prescriptions and provisions in force for the defense of legal and responsible gaming, also implementing specific AAMS communication campaigns;

i)                 take statistical measurements at the venues and gaming rooms, to gather further information considered necessary by AAMS for the management of the sector as a whole;

j)                carry out, for each year, an overall number of checks on the licensee in at least twenty-five percent of the venues where the licensee has installed AWP apparatuses, and in at least ten percent of the gaming rooms where it has installed VLT apparatuses, on the basis of that provided for by the legislation on the matter, the implementative provisions of AAMS and precise prescriptions by AAMS in relation to the planning of the aforesaid checks;

k)             promptly inform AAMS, using the methods indicated by AAMS itself, of the results of the checks on the licensee pursuant to the pervious letter and supply on a six-monthly basis, the totals of the checks performed;

l)                 bring in, within the terms and using the methods provided for, the sums owed as PREU, license fee and deposit, calculated on the collection from gaming by means of enjoyment and entertainment apparatuses;

m)         supply the judicial account and the two-monthly account of the activity performed in relation to the subject of the license, in accordance with the Law on general accounting and the relative regulations, also separately for AWP apparatuses and VLT gaming systems, according to the model communicated by AAMS;

n)             inform AAMS of the amount of the payments due in relation to the collection from gaming by means of enjoyment and entertainment apparatuses, even when they have not been paid during to calendar year to each of the enabled parties under contract, by the final deadline of December 31 of the year following that in which the right to receive the aforesaid payments arose.

8.                                      The licensee expressly undertakes to respect the instructions issued by AAMS with a development plan, issued every year, concerning:

a)             the necessary activities to improve the security and inalterability of the registration and transmission of data;

b)             the innovations considered necessary for the requirements of the defense of public order and user safety;

c)              the communication and information initiatives for the defense of legal and responsible gaming;

d)             the provisions to safeguard the potential of the sector.

9.                                      The licensee undertakes to inform AAMS in advance of its communication and information initiatives at national and local level, in order to allow the necessary coordination with those provided for by AAMS.

10.                               For the realization of the institutional communication and information initiatives implemented by AAMS, the licensee expressly undertakes to allocate, as of the start of the license, the annual amount provided for by the development plan, up to a maximum limit of 1,000,000.00 Euros (one million point zero zero).

11.                               The licensee undertakes not to allow enabled parties under contract to promote the activity unless this takes place in conformity to the directives of AAMS.

12.                               The license expressly and unconditionally undertakes to constantly update the website, pursuant to paragraph 16.3 letter e) of the specification of charges, dedicated to information for users.

13.                               The licensee undertakes to ensure that the games offered to not breach the provisions of the legislation currently in force with regard to copyrights, trademarks and patents.

14.                               The licensee agrees to sustain the civil and criminal risks deriving from its conduct and to exonerate AAMS and hold it free from the consequences deriving from any breach.

15.                               The licensee, notwithstanding the loans and guarantees already existing on the date the deed of agreement is signed — unless strictly aimed at indirectly obtaining infra-group loans, more financial resources at better market conditions that are more functional to the exercise of activities falling within the licensee’s business purpose, or within the subject of the license — may not issue loans or guarantees in favor of parent companies, subsidiaries or associated companies in accordance with article 2359 of the Civil Code, or in favor of companies associated with or controlled by the same parent company, with the exception of subsidiaries or associated companies in accordance with article 2359 of the Civil Code, operating the gaming infrastructures sector, maintaining the requirements of financial solidity pursuant to Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter a), point 4 of Law no. 220 of December 13, 2010 and subsequent amendments.

In the cases in which the ban does not apply, the licensee is bound to promptly inform AAMS of the loans and guarantees issued, within a maximum of ten days of occurrence of the event.

16.                               Following authorization by AAMS, the licensee may any extra profit generated by virtue of the provision of loans or guarantees in favor of subsidiaries or associated companies for purposes other than investments linked to the activities subject to license, in accordance with article 2359 of the Civil Code, operating in the gaming infrastructures sector, maintaining the requirements of financial solidity as determined with Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter a), point 4 of Law no. 220 of December 13, 2010 and subsequent amendments.

17.                               For the purposes of application for authorization, as per the previous paragraph, the licensee is obliged to supply AAMS with the documentation attesting the extra profitability certified by an independent auditor, enrolled in the special register held by the Consob, or proven by documentation that is equivalent and suitable in the State where the licensee has its registered office.

18.                               For the purposes of application for authorization, having verified the respect of the investment obligations provided for by the deed of agreement, AAMS assesses the impact of the destination of the extra profits pursuant to paragraph 16, for purposes other than investments linked to the activities subject to license, on the overall corporate organization, with particular regard to the respect of the requirements of financial solidity as determined with Inter-managerial Decree of the Ministry of the Economy and Finance no. 1845/Strategie/UD of June 28, 2011, implementing article 1, paragraph 78, letter a), point 4 of Law no. 220 of December 13, 2010 and subsequent amendments.

19.                               The licensee is obliged to exclude the staff of its organization or linked to it by cooperative relationships for participation in gaming activities.

Article 15

Commitments of the license relating to the operation of the network for the telecommunications management of lawful gaming by means of enjoyment and entertainment apparatuses

1.              The licensee, in relation to the operation of the network of AWP gaming apparatuses, as well as respecting the prescription pursuant to the technical specifications and annexes thereto, undertakes expressly and unconditionally to:

a)             ensure that the telecommunications network absolves all the functions provided for, according to the methods and the terms defined in the technical specifications and annexes thereto;

b)             apply for the approvals, prescribed by the legislation, for AWP gaming apparatuses compliant with the technical rules provided for by Inter-managerial Decree of December 4, 2003, as amended by Inter-managerial Decree of September 19, 2006 and subsequent amendments;

c)              connect all the AWP gaming apparatuses for which approval is applied for to the telecommunications network;

d)             to use exclusively dedicated infrastructures for the connection of the access points to the AWP licensee system;

e)              apply the administrative prescriptions for AWP gaming apparatuses defined by AAMS;

f)               collect the data recorded in the AWP gaming apparatuses, both with fixed frequency and upon specific request by AAMS, transferring them simultaneously to the AWP control system, according to the methods and timing defined in the technical specification and in the paragraph 6a of the communication protocol;

g)              ensure the exchange with AAMS of all the data and all the information provided for by paragraph 6a of the communication protocol and by any successive upgrades and additions defined with provisions of AAMS, according to the methods and terms defined in the technical specifications and its annexes;

h)             check, also via the processing of the data indicated in point f) above, the conformity of the operation of the AWP gaming apparatuses to the prescriptions for lawful gaming;

i)                 check the operation of the AWP gaming apparatuses and to intervene with actions to suspend the collection from gaming where the non-conformity of operation should be found, reporting immediately to AAMS with information relating to the possible non-conformity of an AWP gaming apparatus to the prescriptions for lawful gaming, as well as every other element that might be useful to prevent unlawful or improper gaming, and informing AAMS of AWP gaming apparatuses considered non-compliant, for the performance of any checks;

j)                prepare information that might be helpful to the assessment of the profitability of AWP Gaming apparatuses and forward it regularly to AAMS;

k)             provide for the administrative management of AWP gaming apparatuses and the immediate transmission of the relative information to the AWP control system, for the update of the database in accordance with that provided for by the legislation in force for the entire duration of the license;

l)                 prepare the accounts and regularly transmit to the AWP control system the data relating to the sums played, the winnings paid out, the PREU and the license fee, according to the methods provided for by the selection procedure and by the legislation in force for the entire duration of the license;

m)         implement, if it is impossible to interrogate the AWP gaming apparatus, all the instruments available, including those contained in the contracts of all those who have the apparatuses at their disposal, for the removal of the cause the swift repair of the problems found;

n)             activate the blocking procedures in the cases provided for and within the deadlines set;

o)             check that, for the AWP gaming apparatuses for which AAMS has organized the termination of effect of the relative approvals, the blocking procedure has been immediately applies and that the aforesaid apparatuses are removed from the venues where they were installed, within five days of communication of the relative provision;

p)             acquire from the owner of the AWP gaming apparatuses, for which the licensee holds approval, the smartcard inserted inside the gaming card, as well as the other security devices that the legislation or AAMS shall see fit to provide with its provisions, in the event of loss of effectiveness of the authorizations and, however, in the cases of disposal of the aforesaid apparatuses, and return them to AAMS;

q)             check that the AWP gaming appliances installed in venues for which the owners have lost the authorizations provide for by articles 86 or 88 of the T.U.L.P.S., are removed from the venue, immediately activating the blocking procedure, within five days of becoming aware of the withdrawal provision;

r)                remove any apparatuses in excess of the number provided for, within the terms established by the legislation in force and by provisions of AAMS;

s)               inform AAMS, with regard to extraordinary maintenance operations, of the subject of the aforesaid operations, at least three days before they are carried out. After the extraordinary maintenance operation, AAMS may carry out as new partial or complete test of the telecommunications network;

t)                manage the functions provided for by AAMS in relation to the access point as well as the AWP licensee system for the receipt and simultaneous processing of the messages sent automatically from the access points, in order to:

i.                                          update the information of the access point according to that provided for in the technical specifications and relative annexes;

ii.                                       equip the access point with appropriate geo-referencing mechanisms which allow the identification of the exact geographic location in a given geodetic system of reference according to the instructions supplied by AAMS;

iii.                                    update the associations between access points and AWP gaming apparatuses;

iv.                                   properly organize the daily readings of the AWP gaming apparatuses;

v.                                      carry out the appropriate checks relating to the AWP gaming apparatuses which are no longer connected to the access point and to the access points that cannot be detected by the AWP licensee system;

vi.                                   carry out the appropriate actions in relation to any reports of irregularity forwarded from the access point or detected by the licensee.

2.              The licensee, in relation to the operation of the telecommunications network of the VLT gaming systems, beside respecting the prescriptions pursuant to the technical specifications and annexes thereto, is bound to:

a)             subject the VLT gaming systems to the necessary checks of conformity for adaptation to the prescriptions pursuant to the technical specifications, also ensuring that their operation and that of the relative networks in compliance with that provided for by the legislation currently in force and by the implementative provisions of AAMS, also with reference to the VLT technical rules;

b)             collect the data recorded by the VLT gaming systems and transfer it to the VLT control system, according to the methods and terms defined in the VLT technical riles, the technical specifications and paragraph 6b of the communication protocol, as well as in any subsequent provisions of AAMS; the collection and production of the data shall be guaranteed, by specific request of AAMS, also outside of the period established;

c)              proceed with the processing and the analysis of the data collected, in order to check the regularity of the operation of the VLT gaming systems with respect to the legislation in force and to the implementative provisions of AAMS, including the VLT technical rules, as well as the preparation of information relating to the collection, also on a territorial basis, of the VLT gaming systems and to their regular transmission to AAMS;

d)             promptly report any malfunction of the VLT gaming systems and of the games, taking action, upon request by AAMS, to immediately suspend the collection from gaming where necessary, also for the restoration of service, or to request the necessary upgrades or additions;

e)              ensure the application of the administrative prescriptions defined by AAMS for the management of VLT gaming systems and promptly transmit the information for the update of the data required using the methods established by AAMS;

f)               prepare the accounts and regularly transmit to the VLT control system the data relating to the sums played, the winnings paid out, the PREU and the license fee and the deposit;

g)              implement, if it is impossible to interrogate the VLT gaming system, all the instruments available, including those contained in the contracts of all those who have the VLT gaming systems at their disposal, for the removal of the cause the swift repair of the problems found, immediately reporting to AAMS all information relating to any anomalies in the VLT gaming system and the situations that required the performance of any checks;

h)             keep the register of maintenance of the VLT gaming systems on the basis of that provided for by the legislation in force and by the implementative provisions of AAMS, including the VLT technical rules;

i)                 promptly inform AAMS of any changes relating to the state and position of the video terminal apparatuses, on the basis of the telecommunications procedure identified in the technical specifications and in paragraph 6b of the communication protocol;

j)                ensure that the portion of the telecommunications network for connection of the gaming system present in the gaming is subject to the application of that provided for the security of the network in compliance with the legislation in force and the implementative provisions of AAMS, include the VLT technical rules;

k)             ensure that the environments where the video terminal apparatuses are installed are fitted with closed circuit video surveillance systems, as well as any additional devices considered necessary;

l)                 ensure the maintenance of the VLT gaming systems in accordance with the prescriptions contained in the technical rules, in the check on conformity of the system and also in any upgrades and additions;

m)         ensure the respect of the progress of the games as defined by the conformity certificate;

n)             define the system and gaming room jackpot only after communication to the VLT control system of the allocations made to allow the definition of the aforesaid jackpot;

o)             use, as the form of payment of winnings deriving from VLT gaming systems in excess of 5,000.00 Euros (five thousand point zero zero), tickets which indicate the minimum requirements provided for by the technical specifications and relative annexes to make the changes considered necessary by virtue of the legislative provisions or the provisions of AAMS;

p)             ensure the management and keeping of the gaming tickets, for which winnings have been paid out, for a period of six months from the payment date and keep them at the disposal of AAMS for any requirement;

q)             identify the tickets and, should they be used to take part in the game again, not allow their payment;

r)                highlight, in all cases in which the game does not return, or cannot return, in winnings, the amount provided for by the conformity certificate, the excess sums, calculated by AAMS as the difference between the collection and the percentage identified by the conformity certificate for the return in winnings, according to the methods indicated by AAMS;

s)               transfer, in all cases in which the game does not return, or cannot return, in winnings, the amount provided for by the conformity certificate, the excess sums, calculated by AAMS as the difference between the collection and the percentage identified by the conformity certificate for the return in winnings, according to the methods indicated by AAMS;

t)                update the telecommunications network, extending the provision of allocations for technological adaptations to the VLT gaming system, in keeping with that provided for by the technological adaptations, in accordance with article 24 of the deed of agreement;

u)             prepare and maintain, in the venues where the VLT apparatuses are going to be installed, the requirements provided for by the VLT technical rules and by the subsequent provisions of AAMS for the suitability of the gaming rooms;

v)             remove any apparatuses in excess of the number provided for, within the terms established by the legislation in force and by provisions of AAMS.

3.              The licensee is bound to implement or to make available instruments and measures for self-limitation, or for the self-exclusion from the game, for the exclusion from access to the game by minors, as well as for the visible display of the relative ban in the gaming venue, manage in accordance with that provided for by the legislation in force and subsequent amendments and by the provisions of AAMS.

4.              Within the scope of the exercise and collection from lawful gaming by means of enjoyment and entertainment apparatuses, the licensee is bound to carry out any marketing activities exclusively through the chosen channel.

5.              The telecommunications network cannot be used for activities other than those of the collection for gaming by means of enjoyment and entertainment apparatuses; it may be used, following authorization by AAMS, for activities instrumental to collection from gaming. In such case, the schedules of deeds, also for the purposes of negotiation, which the licensee implements for the regulation of the aforesaid activities are subject to the prior approval of AAMS.

Article 16

Guarantees relating to the technical requirements of the telecommunications networks of enjoyment and entertainment apparatuses

1.              The licensee, with reference to AWP gaming apparatuses and VLT gaming systems, guarantees, for the entire duration of the license:

a)             full conformity of the telecommunications network to the requirements provided for by the technical specifications, by the project for the realization and operation of the telecommunications network and by the technological adaptations;

b)             the operation, efficiency and quality of the aforesaid telecommunications network, according to the prescriptions and service levels envisaged;

c)              the complete, efficient and prompt maintenance of the telecommunications network, undertaking to correct all critical situations that should emerge and repair all malfunctions, of any kind, whatever may have caused them, which might occur during operation, in relation to the systems and the equipment, including the access points to which the AWP gaming apparatuses installed in the venues are connected, notwithstanding any actions or claims against third parties, including the owner of the venue, in the event of willful or serious fault.

2.              In order to ensure the maintenance of the technological and market value of the telecommunications network, the licensee is bound to carry out the operations provided for by the technological adaptations required by AAMS, also upon proposal by the licensee, sustaining the relative costs.

3.              All costs for operations to check conformity of the VLT gaming systems, the relative updates, additions and tests, as well as the conformity of the games, shall be borne by the licensee.

Article 17

Concentration limit

1.              In order to avoid the creation of dominant positions, the maximum number of AWP gaming apparatuses held by each single licensee may not exceed the maximum limit identified by the rules indicated in the following paragraphs.

2.              AAMS shall determine, by January 15 and July 15 of every year, the maximum number of AWP apparatuses that each licensee may connect to the telecommunications network. To this end, AAMS shall calculate the number of licensees and the number of approvals overall referred to that can be installed in the following semester per licensee:

a)             if there are two or three licensees, it cannot exceed sixty six percent of the total number of AWP gaming apparatuses connected to the telecommunications network;

b)             if there are between four and seven licensees, it cannot exceed the result of the following formula:

(AWP gaming appliances x2);

number of licensees

c)              if there are eight licensees or more, it cannot exceed twenty-five percent of the total number of AWP gaming apparatuses connected to the telecommunications network.

3.              In order to safeguard the potential of the sector, within the terms provided for by the development plan pursuant to article 14, paragraph 8, should the annual application of the rules pursuant to paragraph 2 determine a maximum number of AWP gaming apparatuses below 65,000 (sixty five thousand) per licensee, AAMS shall set, for that year, the maximum number of AWP gaming apparatuses at 65,000 (sixty five thousand).

4.              The maximum number of video terminal apparatuses assigned to each licensee cannot exceed the concentration index of twenty-five percent of the total number of video terminal apparatuses for which specific authorization has been issued.

5.              AAMS shall issue to each licensee and maximum number of approvals for AWP gaming apparatuses and authorizations for the installation of VLT apparatuses not in excess of the values identified in accordance with the previous paragraphs.

Article 18

Contents of the agreement with the operator

1.              The licensee may enter into agreements only with operators that are enabled parties. The loss of the requirements shall lead to the rightful termination of the contractual relationship already existing.

2.              The licensee is bound to enter into an agreement with the operator that shall provide for the following minimum contents:

a)             the obligation by the operator to immediately inform the licensee of loss of the requirements pursuant to implementative decree of article 1, paragraph 533 of Law no, 266 of December 23, 2005 and subsequent amendments;

b)             the obligation by the operator to immediately inform the licensee of any damage or anomaly detected on the access points or on the AWP gaming apparatuses connected to them, which implicates the regular operation or connection to the telecommunications network;

c)              the obligation by the operator to return all the authorizations of the AWP gaming apparatuses to AAMS, through the licensee, in the event of termination, for any reason, of the agreement, or loss of effect of the aforesaid authorizations;

d)             the obligation, by the operator who owns the AWP gaming apparatuses, to return to AAMS the smartcard inserted inside the gaming card, as well as the other security devices that the legislation or AAMS shall see fit to provide with its provisions, in the event of loss of effectiveness of the authorizations and, however, in the cases of disposal of the aforesaid apparatuses;

e)              the obligation by the operator to abstain from any conduct, direct or indirect, with the aim of altering the AWP gaming apparatuses, as well as the communication flows between the AWP gaming apparatuses and the telecommunications network;

f)               The obligation by the operator to supply AAMS, should it carry out collection activities and placement at the disposal of the licensee of the residual amount, all the information required by AAMS in relation to the sums played with AWP gaming apparatuses which the aforesaid operator has collected on the basis of the agreement entered into with the licensee and to make the transferals to the licensee on the dates agreed to;

g)              The obligation by the operator to ensure the tracking of cashflows in accordance with that provided for by article 3 of Law no. 136 of August 13, 2010 and subsequent amendments, and within the limits of that established by the competent authorities;

h)             in the event of the operator collecting or providing to the licensee the remaining amount due, by the terms agreed upon, the operator’s obligation to submit to the licensee a suitable warranty by and not later than 30 days after the signing of the contract, for a total amount of at least 1,500.00 Euros (one thousand five hundred/00) for each AWP machine, either owned or held, and subject to an increase based on the amount collected by all AWP machines included in the contract, pursuant to the provisions of art. 1 par. 533 on the Italian Law No. 266 of December 23, 2005 and following amendments and additions. The warranty shall be provided upon request or in the form of a guarantee deposit and it shall be connected to the full compliance of the obligations providing for the amount due to the licensee and the Inland Revenue, by the terms agreed upon;

i)                 the operator’s obligation to allow AAMS, the licensee and their appointees to freely access, check and verify the venues where the activity is carried out, being such activity either functional or, in any case, connected to the game collection;

j)                in the event of the operator collecting or providing to the licensee the remaining amount due, by the terms agreed upon, and having such collection or provision failed on two consecutive collection dates, the operator understands that failure to collect or provide the amount due will result the activation, by the licensee, of the remote lock of the relevant AWP machine;

k)             the operator’s commitment to employ trained personnel for all contracted activities. Failure to do so will result in the cancellation of the contract;

l)                 the operator’s obligation to accept all the penalties provided for by the licensee for non-compliance of contract provisions, within the terms stated in this deed of agreement, and, in particular, in the event of the operator’s failing to comply with the necessary requirements for the successful enrolment in the list referred to in art. 1 par. 533 on the Italian Law No. 266 of December 23, 2005 following amendments and additions, or in the event it carries out contracted activities with parties failing to comply with such requirements;

m)         in the event AAMS, by the expiry date of this deed, finds it necessary to add additional clauses to the contract, based on any future enhancement or evolution of the AWP machines, the operator’s commitment to modify this contract based of such additions provided by the AAMS to the licensee;

n)             the operator’s acceptance, once a license is expired or cancelled, of another licensee or a third party appointed by AAMS, the details of which shall be communicated by AAMS;

o)             the operator’s commitment to inform users on the rules of the game and the functioning of the AWP machines, both in terms of prescriptions and legal provision regarding the protection and promotion of legal gaming and a responsible use of it, in line with AAMS national information campaigns;

p)             the operator’s obligation to submit all promotion activities to the licensee for validation, the latter being responsible for the verification of their compliance with AAMS guidelines;

q)             the obligation to comply with the provisions regarding the number of AWP machines to be installed at the contracted venues, as specified in art. 1, par. 881 of Law No. 220 of December 13, 2010, and following amendments and additions, and in AAMS operational decrees;

r)                the licensee’s unconditional acceptance to communicate to the relevant authorities all revenues accrued through game collection by means of enjoyment and entertainment machines;

s)               the licensee’s and operator’s option to terminate the contract with an advance notice of at least six months.

3.              The minimal contents of the agreements involving the licensee and the operator, as specified in the previous paragraph, may be validated by means of contract drafted by the licensee and previously approved by AAMS.

4.              The licensee is required to hold a copy of each contract signed with the operator, annexes included, for at least twelve months after the date of the PREU settlement (i.e., after taxes) regarding the previous fiscal year, and provide them to AAMS (also in electronic format), if a request is filed by the latter.

5.              The licensee is required to add a unilateral cancellation clause to the contract in its favor, in the event of irregular or illicit behaviors by the operator.

6.              If the licensee intends to avail itself to his right to compensation, provided for in art. 24, par. 36 of Law Decree No. 98 of July 6, 2011, converted -  with modifications — into Law 7.15.2011, no. 111, and subsequent modifications and integrations, said provision must be mandatorily included in the contract.

Article 19

Contents of the contract with the operator

1.              The licensee may enter into contracts only with authorized operators. Failure to comply with the qualifying requirements will result in the termination of the contractual relationship already in place.

2.              The licensee is required to enter into a contract with the operator. Such contract must include the following minimum contents:

a)            an obligation of the operator that fails to comply with the requirements laid down in Article 1, paragraph 533, of Law No. 266 of December 23, 2005, as amended and supplemented, to immediately report to the licensee such circumstances and to withdraw from the venue, or to grant the licensee or the person authorized by it clearance to remove from the venue any of the installed AWP gaming machines;

b)            an obligation of the operator to declare, also in the form of an affidavit as to Presidential Decree no. 445/2000, the certification of the absence of any impediments provided for in Article 10 of Law no. 575 of May 31, 1965, and, if the authorization referred to in Article 88 of the TULPS is obtained, a certification of non-existence of mafia-related activities, as to Article 10 of DPR No. 252 of June 3, 1998, as amended and supplemented;

c)             the obligation on the part of the operator, to safeguard all the equipment required to connect the AWP gaming machines to a telecommunications network, immediately communicating to the licensee any damage or fault detected on any of the new technological devices installed at the gaming venue which may prevent the collection of bets or the regular operation of the devices, or the connection of the AWP gaming machines to the telecommunications network;

d)            the obligation on the part of the operator to return all of the authorizing qualifications of the AWP gaming machines to AAMS, through the licensee in the event of termination, for any reason, of the contract or loss of the effectiveness of such qualifications;

e)             the obligation on the part of the operator owning the AWP gaming machines to return to AAMS the smart cards inserted into the game board, as well as other safety devices that the legislation or AAMS make reference to in the event of a loss of efficacy of all qualifying authorizations and, in any case, in the event of the disposal of the devices;

f)              the obligation on the part of the operator to refrain from engaging any behavior, directly or indirectly, aimed at altering the AWP gaming machines, or the communication flows between the AWP gaming machines and the telecommunications network;

g)             the obligation on the part of the operator to provide AAMS, if responsible for the collection and provision of the amount due to the licensee, with all the information relating to the amount entered in the AWP gaming machines that the above-mentioned operator collects on the basis of the contract signed with the licensee and to make the payments to the licensee on the dates agreed upon;

h)            the obligation on the part of the operator, to grant the licensee beneficiary of a clearance to operate or an entity authorized by it, during the opening hours of the venue and, also when a prior notice is not required, to access the venue to carry out inspections or maintenance activities on AWP gaming machines and the telecommunications network;

i)                the obligation on the part of the operator, to verify that the clearance is attached on the AWP gaming machines and ensure their integrity during the entire period of installation at the venue;

j)               the obligation on the part of the operator, to engage in information activities to the benefit of users in relation to both the operating rules of the game and the AWP gaming machines, and for the requirements and guidelines relating to the protection of licit gaming and the promotion of legal and responsible gaming, and to the exclusion of the underage from gaming and the exposure/publication of the relevant prohibition in a visible area at all gaming venues, also in accordance with specific AAMS communication campaigns;

k)            the obligation on the part of the operator to submit all promotional activities to the preliminary approval of the licensee, who shall validate their compatibility with the guidelines set forth by AAMS;

l)                the commitment on the part of the operator to employ, on pain of nullity of the contract, qualified personnel to carry out its planned activities;

m)        the operator’s obligation to accept the penalties provided for by the licensee for any infringement of contract provisions, subject to the provisions of this deed of agreement, and, in particular, in the event the operator fails to comply with the qualifying requirements to enter the list referred to in Article 1, paragraph 533, of Law no. 266 of December 23, 2005, as amended and supplemented, or enter into or maintain contractual relationships with partners excluded from the list;

n)            the obligation on the part of the operator to trace financial flows as provided for in Article 3 of Law No. 136 of August 13, 2010, as amended and supplemented, and to the extent required by the competent authority;

o)            the obligation on the part of the operator to collect and provide the amount due, to submit to the licensee, within thirty days after the signing of the contract, an appropriate guarantee for an amount higher than 1,500.00 Euros (one thousand five hundred/00) for each AWP machine owned or held and likely to increase as a function of the collection recorded by the contracted AWP gaming machines, as determined by the decree implementing Article 1, paragraph 533 of the Law No. 266 of December 23, 2005, as amended and supplemented.  The guarantee is a first demand guarantee or a guarantee deposit, and it is connected to the correct and complete compliance with settlement obligations, on a regular basis, of the amount due to the licensee and the Treasury;

p)            the obligation on the part of the operator to grant AAMS, the licensee and their appointed personnel, free access and the possibility to inspect and verify all the gaming venues in terms of functionality and collection capability;

q)            if the operator collects and provides the licensee with the amount due by the deadlines agreed upon, the obligation that failure to pay such amounts to the licensee for two consecutive times in a row, that is, twice in the first six months, will result in the activation by the licensee of the remote lock of the AWP machine the infringement relates to;

r)               the operator’s acceptance, in the event of a termination or revocation of the license, to take over or replace the contract with another licensee or a third party designated by AAMS and confirmed by written notice by AAMS;

s)              the commitment, on the part of the operator, if during the license period AAMS find it suitable to integrate the minimum contents of the contract with additional clauses in the light of the evolution on the AWP gaming machine sector, to modify the contents of the contract in compliance with the provisions provided for by AAMS and the licensee;

t)               the possibility for the licensee and for the operator to terminate the contract with at least a six-month notice;

u)           the commitment to comply with the quantitative numerical parameters for the installation of AWP gaming machines at each sales points pursuant to Article 1, par. 81 of Law No. 220 of December 13, 2010, as amended and supplemented, and AAMS implementing decrees, providing for the specific number of devices which may be installed by a single licensee;

v)           the unconditional acceptance to notify the competent authorities, on the part of the licensee, of the revenues accrued by collecting bets by means of amusement and entertainment devices.

3.              The minimum content of the agreements between the licensee and the operator, referred to in the previous paragraph, can also be added through contracts drafted by the licensee and approved in advance by AAMS.

4.              The licensee is required to keep a copy of each contract entered into with the operator and its annexes for twelve months after the payment of the PREU amount relating to the last year of license and to deliver them to AAMS upon specific request, in digital form.

5.              The licensee is required to include in the contract a clause of unilateral termination in its favor, in the event of an irregular or illegal behavior carried out by the operator.

6.              If the licensee claims its right to be refunded, as provided for in Article 24, paragraph 36 of the Decree Law No. 98 of July 6, 2011, converted and amended into Law No. 111 of July 15, 2011, as amended and supplemented, such provision must be included in the contract.

Article 20

Contents of the contract relating to the collection of game revenues through lottery VDTs in gaming venues

1.              The licensee may enter into contracts for the management of gaming venues only if qualified personnel is involved. Failure to comply with the qualifying requirements will result in the termination of the contractual relationship already in place.

2.              The licensee is required to enter into a contract with the operator. Such contract must include the following minimum contents:

a)             the obligation of the venue manager that no longer meets the requirements specified by the implementing decree of Article 1, paragraph 533, of Law No. 266 of December 23, 2005, as amended and supplemented, to immediately report to the licensee such circumstances and allow the licensee to remove lottery VDTs installed therein, or to allow authorized third parties to remove them;

b)             an obligation of the operator to declare, also in the form of an affidavit as to Presidential Decree no. 445/2000, the certification of the absence of any impediments provided for in Article 10 of Law no. 575 of May 31, 1965, and, if the authorization referred to in Article 88 of the TULPS is obtained, a certification of non-existence of mafia-related activities, as to Article 10  of the Decree of the President of the Republic No. 252 of June 3, 1998, as amended and supplemented;

c)              the obligation on the part of the venue manager to prepare the premises where the VLT equipment is intended to be installed, making sure the requirements reported in the VLT technical rules and the AAMS measures on the suitability of the venues, are complied with at all time;

d)             the obligation on the part of the venue manager, to guard all the equipment belonging to the VLT gaming system, communicating immediately to the licensee any damage or fault found on any of the technological equipment, which could prevent the collection of the game revenues or the smooth operation of the VLT gaming systems;

e)              the obligation on the part of the venue manager, to refrain from engaging in any behavior, either direct or indirect, intended to affect the operation of the lottery VDTs, as well as the communication network connecting the lottery VDTs to the venue systems;

f)               the obligation on the part of the venue manager, to grant the licensee or any person authorized by it, during the opening hours and without a prior notice being required, to access and carry out inspections or maintenance on the lottery VDTs and the communication network connecting the lottery VDTs and the venue systems;

g)              the obligation on the part of the venue manager, to refrain from installing in the venue any VLT gaming system owned by other licensees;

h)             the obligation on the part of the venue manager, to constantly ensure the visibility and the integrity of the AAMS identification code;

i)                 the obligation on the part of the venue manager, if the latter is responsible for the collection and provision to licensee, within the deadlines agreed upon, of the amount due, to submit to the licensee within thirty days after the signing of the contract, all appropriate guarantees for an amount of at least 1,500.00 Euros (one thousand five hundred/00) for each VLT device possessed and susceptible to increase, depending on the gains recorded by the VLT gaming system, pursuant to the implementing decree of Article 1, paragraph 533 of Law No. 266 of December 23, 2005, as amended and supplemented. The guarantee is a first demand guarantee or a guarantee deposit, and it is connected to the correct and full compliance with settlement obligations, on a regular basis, of the amount due to the licensee and the Treasury;

j)                the obligation on the part of the operator to provide AAMS, if responsible for the collection and provision of the amount due to the licensee, with all the information relating to the amount entered in the AWP gaming machines that the above-mentioned operator collects on the basis of the contract signed with the licensee and to make the payments to the licensee on the dates agreed upon;

k)             the obligation on the part of the venue manager to trace financial flows as provided for in Article 3 of Law No. 136 of August 13, 2010, as amended and supplemented, and to the extent required by the competent authority;

l)                 the obligation on the part of the venue manager to grant AAMS, the licensee and their appointed personnel, free access and the possibility to inspect and verify all the gaming venues in terms of functionality and collection capability;

m)         the venue manager’s acceptance, in the event of a termination or revocation of the license, to take over or replace the contract with another licensee or a third party designated by AAMS and confirmed by written notice by AAMS;

n)             the venue manager’s commitment to employ, under penalty of nullity of the contract,

qualified personnel to carry out its planned activities;

o)                             the obligation on the part of venue manager to accept the penalties provided for by the licensee for any infringement to the contract, subject to the provisions of this deed of agreement, and, in particular, in cases where the venue manager fails to comply with the requirements necessary for the inclusion in the list referred to in Article 1, paragraph 533, of Law No.266 of December 23, 2005, as amended and supplemented, or enters into or holds contractual relationships with members not included in the list;

p)             the commitment to comply with the quantitative numerical parameters required for the installation of VLT gaming machines at the venues as provided by VLT technical regulations, as well as Article 1, paragraph 81 of Law No. 220 of December 13, 2010, as amended and supplemented, and all AAMS implementing decrees;

q)             the unconditional acceptance to notify the competent authorities, on the part of the licensee, of the revenues accrued by collecting bets through amusement and entertainment devices.

r)                the obligation on the part of the venue manager, to engage in information activities to the benefit of users in relation to both the operating rules of the game and the AWP gaming machines, and for the requirements and guidelines relating to the protection of licit gaming and the promotion of legal and responsible gaming, and to the exclusion of the underage from gaming and the exposure/publication of the relevant prohibition in a visible area at all gaming venues, also in accordance with specific AAMS communication campaigns;

s)               the obligation on the part of the venue manager to submit all promotional activities to the preliminary approval of the licensee, who shall validate their compatibility with the guidelines set forth by AAMS;

t)                the commitment, on the part of the venue manager, if during the license period AAMS finds it suitable to integrate the minimum contents of the contract with additional clauses in the light of the evolution on the AWP gaming machine sector, to modify the contents of the contract in compliance with the provisions provided for by AAMS and the licensee;

u)             the cases in which the licensee and the venue manager reserve the right to terminate the contract unilaterally.

3.              The agreements between the licensee and the venue manager may also be formalized by means of contracts drafted by the licensee, previously verified by AAMS as to the existence of the minimum contents.

4.              The licensee is required to keep a copy of each contract entered into with the venue manager, and its annexes, for twelve months after the payment of the PREU amount relating to the last year of license and to deliver them to AAMS upon specific request, in digital form.

5.              The licensee is required to add to the contract a clause of unilateral termination in its favor, in the event of an irregular or illegal behavior on the part of the venue manager.

Article 21

Contents of the contract entered into with the manufacturers of AWP gaming machines, game cards, VDTs and VLT gaming systems

1.              The licensee may enter into contracts with authorized manufacturers of AWP devices, game cards, VDTs and VLT gaming systems. Failure to comply with the qualifying requirements will result in the termination of the contractual relationship already in place.

2.              The licensee is required to enter into a contract with the manufacturer. Such contract must include the following minimum contents:

a)            the obligation on the part of the manufacturer to communicate immediately to the licensee its failure to comply with the requirements described in the implementing decree of Article 1, par. 533 of Law No. 266 of December 23, 2005, as amended and supplemented;

b)            the obligation on the part of the manufacturer to communicate immediately to the licensee any damage or fault detected on the AWP devices, game cards, VDTs and VLT gaming systems manufactured, which prevent the smooth operation or the connection to the telecommunications network;

c)             the obligation on the part of the manufacturer, to refrain from engaging in any behavior, directly or indirectly aimed at altering the AWP devices, the game cards, the communication flows between them and the telecommunications network, the VDTs and the VLT gaming systems;

d)            the obligation on the part of the manufacturer to trace financial flows as provided for in Article 3 of Law No. 136 of August 13, 2010, as amended and supplemented, and to the extent required by the competent authority;

e)             the obligation on the part of the manufacturer, to grant AAMS and its appointed personnel, access to the venue, so that they may inspect and verify all the gaming venues where the production, storage, distribution and maintenance activities are performed;

f)              the commitment, on the part of the manufacturer, if during the license period AAMS finds it suitable to integrate the minimum contents of the contract with additional clauses in the light of the evolution on the AWP gaming machine sector, to modify the contents of the contract in compliance with the provisions provided for by AAMS and the licensee;

g)             the manufacturer’s acceptance, in the event of a termination or revocation of the license, to take over or replace the contract with another licensee or a third party designated by AAMS and confirmed by written notice by AAMS;

h)            the obligation to install devices inside the AWP gaming machines which national regulations and AAMS measures will provide, and to return them in the event of sale or discontinuation of the effectiveness of authorizing qualifications;

i)                the obligation to make whatever modifications that that AAMS deems necessary to upgrade and integrate the VLT gaming systems;

j)               the commitment on the part of the manufacturer to employ, on pain of nullity of the contract, qualified personnel to carry out its planned activities;

k)                                the obligation on the part the manufacturer to accept the penalties provided for by the licensee for any infringement to the contract, subject to the provisions of this deed of agreement, and, in particular, in cases where the manufacturer fails to comply with the requirements necessary for the inclusion in the list referred to in Article 1, paragraph 533, of Law No. 266 of December 23, 2005, as amended and supplemented, or enters into or holds contractual relationships with members not included in the list;

l)                the obligation to manufacture AWP devices based on the certified template according to the rules of the Intra-sector Decree of December 4, 2003, as amended by the Intra-sector Decree of 19 September 2006, as amended and supplemented;

m)        the possession or statement of commitment on the part of the manufacturer to achieve, within one hundred and eighty days after the enrollment in the list referred to in Article 1, paragraph 533, of Law No. 266 of December 23, 2005, as amended and supplemented, the ISO 9001:2008 quality certification, regarding the processes listed below, being compatible with one’s business:

•                                design of game cards, AWP gaming machines,

VDTs, VLT gaming systems and all the devices connected to them;

•                                construction and production of game cards, AWP gaming machines, VDTs, VLT gaming systems and all the devices connected to them, including the software necessary for its operation;

•                                maintenance of game cards, AWP gaming machines,

VDTs, VLT gaming systems and all the devices connected to them.

3.              The licensee is required to keep a copy of each contract entered into with the current manufacturer, and its annexes, for twelve months after the payment of the PREU amount relating to the last year of license and to deliver them to AAMS upon specific request, in digital form.

4.              The licensee is required to include in the contract a clause of unilateral termination in its favor, in the event of an irregular or illegal behavior on the part of the venue manufacturer.

5.              The contents of paragraph 2 letters a), b), c), d), e), f), g), j) and m) shall be secured, each of which for its own area of reference, also in the contracts signed with parties appointed for the maintenance of the AWP gaming machines, game cards, VDTs, and VLT gaming systems.

6.              If the licensee claims its right to the be refunded, as provided for in Article 24, paragraph 36 of the Decree Law No. 98 of July 6, 2011, as converted and amended into Law No. 111 of July 15, 2011, as amended and supplemented, such provision must be included in the contract.

Article 22

Commitments of the licensee concerning the presentation and updating of the inventory of tangible and intangible assets

1.      Within two months after the signing of this deed of agreement, and thereafter not later than 31 March of each year, the licensee will send to AAMS the inventory of the goods listed in Annex 1 of the deed of agreement, that also make up the telecommunications network, divided into “tangible assets” and “intangible assets”, and its amendments resulting from any action taken by the licensee during the previous calendar year.

2.              By June 15th of each year, AAMS approves the update of the inventory of goods referred to in paragraph 1, after a meeting with the licensee in case of dispute.

3.              Starting at the beginning of the license, making an exception for the period referred to in paragraph 1, the licensee expressly updates the list of assets, under the “Intangible assets” category, within 10 days after the registration in favor of AAMS as provided for in Article 13, paragraph 5.

Article 23

Use of intangible assets

1.              The licensee may use, either for its own benefit or that of third parties, after the approval of AAMS, the intangible assets (patents and trademarks) necessary for the carrying out of all license-related activities, for the following purposes:

a)             commercial exploitation through the production or distribution of dedicated objects;

b)             commercial exploitation of any part of such property, including any wider development and reproduction of the same;

c)              the creation or dissemination of formats through different means of communication platform.

2.              For the use of the goods referred to in paragraph 1, the licensee submits to AAMS its economic-technical feasibility study with an indication of the amount.

3.              The use of intangible assets referred to in paragraph 1 will be subject to AAMS specific measures, ensuring equal opportunities for the exploitation of such goods to all dealers.

Article 24

Provisions for investments relating to technological adjustments

1.             In order to ensure a technological and dimensional adjustment, over time, of the telecommunications network and also for the purpose of enhancing the assets of the infrastructure required for the game collection, the licensee is required to make, during the period of license, an annual allocation of special funds dedicated to technological adjustments.  Such adjustments are indicated by AAMS or authorized, upon proposal of the licensee. The licensee is required to document, in a timely manner, to AAMS the effective implementation of all technological adjustments and, for those required by the licensee, the benefits connected to such adjustments.

2.             For each licensee, the annual amount of this provision is at least 10.00 Euros (ten/00) for each device connected to the telecommunications network on December 31st of each year. For the purpose of calculating the number of devices specified in this paragraph:

a)            as for VLT devices, the number of VDTs connected at least once during the previous year is taken into account;

b)            as for AWP devices, the number of clearances issued in the previous year or maintained for part of the year, is taken into account.

3.             The rest of the investments that AAMS may request to make by November 30th of each year, in order to maintain the value of the telecommunications network, for the purpose of refunding the deposit therein, pursuant to Article 1, paragraph 530 of Law No. 266 of December 23, 2005, as amended and supplemented, in accordance with the criteria established by AAMS, shall also be included in the fund referred to in the above paragraph 1.

4.             Any unspent portion of the funds referred to in par. 1 will be paid by the licensee to AAMS, at the end of the process of transfer, pursuant to the following article 25, in order to allow the technological adjustments deemed necessary by AAMS to ensure the continuity in the use of the telecommunications network and its service.

5.             AAMS verifies the licensee’s compliance with the investment plan relating to technological adjustments, with the full and unconditional support of the licensee.

Article 25

Disposal of assets

1.                     In accordance with the provisions of article 21, paragraph 11 of the Decree Law No. 78 of July 1, 2009,as converted into law and amended, by art. 1, paragraph 1, of Law No. 102 of August 3, 2009, at the end of the period of license, the licensee shall donate AAMS, free of charge, all the assets which make up the telecommunications network, upon AAMS request, that must be notified at least six months before the end of the license, or communicated on the occasion of the revocation or termination of the license. The assets, at the time of the transfer, should be free from any rights and claims on the part of third parties.

2.             The assets to be handed over are identified in the inventory and its following reviews as required in Article 22.

3.             The transfer operations - which will take place in a joint procedure supervised by AAMS and the licensee, through the drafting of special reports - will start six months before the expiry date of this deed of agreement, safeguarding the need to preserve, also in this period of time, the functionality of the system, since the assets will be donated to AAMS in such conditions as to ensure the continuity of the operations of the telecommunications network. The costs of any physical transfer of equipment, the installations and the elements of the telecommunications network are charged to the licensee.

4.              During the six months referred to in paragraph 3, the licensee shall provide the personnel appointed by AAMS, which may be assisted by appointed technical experts, with all the information and data useful to facilitate the management transfer.

5.             All of the studies, the computerized procedures and the related documents drafted by the licensee for carrying out the obligations laid down in this deed of agreement, even if not registered on behalf of AAMS, pursuant to Article 13, will be donated free of charge to AAMS.

6.             AAMS is entitled to succeed the licensee in any supply contract the sustainability of which is made possible by the full operation of the telecommunications network. To this end the licensee agrees, as of now, to add in all supply contracts a special clause providing for the right of AAMS to succeed and/or renew such contracts as they expire.

7.             Upon completion of any transfer transactions, existing assets and liabilities between AAMS and the licensee will be adjusted. The licensee will have to terminate any relationship of subordination and collaboration in place for the implementation of the license, not including, in any case and without exception, residual charges for AAMS. The same will apply to the contracts signed by the collaborators employed by the licensee to carry out all contracted license activities and functions.

8.             The licensee commits itself, by bearing all connected costs, to release AAMS from any liability and responsibility - emerging from the transfer put in place - for activities, open contractual relationships and work contracts established for the execution of license-related activities and functions.

9.             In the event of a termination or revocation of the license, the process of transfer to AAMS will commence on the date specified in the clause of termination or cancellation.

10.      In the event of an extension of the license, in accordance with Article 4, paragraph 2, the transfer will take place at the end of the extension period, in the same way as referred to in paragraph 3 and following paragraphs.

11.       In the event of a total transfer, as referred to in Article 6, the licensee assignor must transfer to AAMS the assets which, for whatever reason, are not the object of the transfer.

SECTION IV

LICENSING RELATIONSHIP REGULATIONS

Article 26

Guarantees for the proper fulfillment of the licensing obligations and commitments

1.         The licensee will provide the guarantees referred to in this article in the form of a bond, in cash or in Treasury bonds or via surety bonds issued by banks or insurance companies. Such guarantees must be irrevocable, independent from the principal obligation, at first demand, with no exceptions, with express waiving of any prior benefit of discussion of the principal debtor, and with express waiving of the exception provided for in article 1957, paragraph 2 of the Civil Code.

2.         The purpose of the first guarantee, whose total amount is equal to 6,000,000.00 Euros (six million point zero zero), is to cover the correct fulfillment of the activities and functions implied in the license agreement during the regular licensing relationship and also during an eventual compulsory operation; the payment of the amounts due for the granting of installation permits of the VLT [Video Lottery Terminal]; the proper functioning of the data communication network for the operation of legal gaming through AWP [Amusement With Prizes] gaming machines and VLT gaming systems; and the set-up and adaptation of the infrastructure dedicated to the connection of the access points of the AWP gaming machines to the licensee’s AWP system and for the connection of all components of the VLT gaming systems.

3.         The purpose of the second guarantee is the timely and accurate payment of the PREU [PrelievoErarialeUnico] tax, the licensing fee and the security deposit. The amount of the aforementioned guarantee is 62,440,542.72 Euros (sixty-two million, four-hundred and forty thousand, five-hundred and forty-two, point seventy-two), [10,000,000.00 Euros (ten million point zero zero), or the other amount, if more than 10,000,000.00 Euros (ten million point zero zero), derived from paragraph 13.4 of the specifications and equal to fifty percent of the bi-monthly average of the PREU, of the licensing fee and security deposit accrued during the six-month calendar period before the date of submission of the application to participate in the selection process, in addition to the other amounts to be guaranteed in accordance with current legislation]. Said amount is recalculated on an annual basis and it is equal to one-twelfth of the amount of the PREU, the licensing fee and security deposit accrued in the previous calendar year.

4.         The amount of the guarantee referred to in paragraph 3 shall be adjusted or supplemented annually by the 15 June, based on the amounts reported by the controlling body AAMS [AmministrazioneAutonomadeiMonopoli di Stato] by the March 15 of each year. The licensee’s failure to comply with or the lack of supplementation of the guarantees as stated above, will result in the annulment of the licensing.

5.         The guarantees referred to in the preceding paragraphs shall expressly provide that, in the event of a measure to annul the licensing, the relative amount, with prior notice to the licensee and to the bank or the insurance company will be appropriated by AAMS without prejudice to AAMS’s right to claim compensation for damages.

6.         The guarantees provided pursuant to paragraphs 2 and 3 are valid for all the possible consequences arising during the licensing relationship, even after the expiry of the license for up to five years after the expiry of the license or of any extension.

7.         In the events of sentences pending promoted by AAMS due to default by the licensee,, the guarantees shall be effective also after the term pursuant to paragraph 6 and are released only after the final result of the aforesaid proceedings, following deduction of credits and charges payable to AAMS, plus any interest and sanctions relating to the aforesaid amounts.

8.         8. In the event of total or partial seizure of the guarantees pursuant to this article, by effect of that provided for by the deed of agreement, the licensee shall be bound to reform said guarantees within the term of ninety days, starting from the moment in which AAMS issues a request to such extent. Failure to reform the guarantees within the aforesaid term shall result in termination of the license.

9.         The deposit, paid in accordance with article 1, paragraph 530 of Law no. 266 of December 23, 2005 and subsequent amendments, equating to 0.5 percent (zero point five) of the collection of the licensee shall be classed as a further guarantee for the failures indicated therein. The amount that AAMS shall calculate as necessary to return in accordance with the aforesaid legislation can be used by AAMS in the event of failure to pay the PREU and/or license fee and/or deposit, in alternative to the levy on the bank guarantee, at its discretion and up to the unpaid amount..

10.  In the event of transfer in accordance with article 6, the new licensee is bound to provide the guarantees pursuant to this article in the forms indicated in paragraph 1. The presentation of the commitment to provide said guarantees is a condition for obtaining the authorization of AAMS provided for by article 6.

11.  The calculation of the PREU, for taxation purposes, takes place only and exclusively on the basis of the regulations in force. The license fee is established in accordance with the license fee decree.

12.  The guarantees pursuant to paragraphs 2 and 3 above shall cover the obligations deriving from the agreement relating to the activation and operation of the telecommunications network for lawful gaming by means of enjoyment and entertainment apparatuses entered into on 15 July 2004, within the limits provided for by said agreement.

Article 27

License fee and further sums payable to AAMS

1.              The licensee is bound to pay the State, unless otherwise instructed by AAMS, an amount equating to 0.8 (zero point eight) percent of the sums played — 0.3 (zero point three) percent as the license fee and 0.5 (zero point five) percent as deposit, in accordance with article 1, paragraph 530 of Law no. 266 f December 23, 2005 and subsequent amendments — on each of the AWP gaming apparatuses and VLT apparatuses for which AAMS has issued approval or an AAMS ID code.

2.              The terms and methods of payment of the sum provided for by the previous paragraph are regulated by the provisions of AAMS.

3.              In the event of delayed payment, AAMS may, following a specific payment request, levy the guarantee pursuant to article 26, paragraph 3.

Article 28

Remuneration of the licensee

1.              If all the duties arising from the award of the activities and functions provided for by the license are fulfilled, the licensee receives all-inclusive remuneration, calculated on the basis of the takings from the gaming machines minus the amount due to AAMS, to National Revenue, to the users, to authorized persons contracted to collect the remaining amount under this deed of agreement.

2.              The remuneration received for the operation of the data communication network must be shown in the accounting statements separately from the amounts received for other activities related to the takings from the gaming machines.

3.              By February 15 of each year, the licensee is required to provide the figure for the annual remuneration received for the activities covered by the license and, at AAMS’s request, for any other period.

4.              All fees for any service inherent to the takings from the gaming machines defined in contracts with qualified entities must be made available as specified by AAMS for reasons of public law.

5.              The licensee is required to submit documentary proof, even in summary form, of the remuneration referred to in paragraph 2 above, as an attachment to the accounting statements required by law.

Article 29

Supervision, controls and inspections

1.              During the period of validity and effectiveness of the license, AAMS exercises the powers of supervision, control and inspection of the licensee, with specific reference to the fulfillment of all licensed activities and functions.

2.              Through its officers, AAMS may proceed unilaterally with controls and inspections, even without notice, at the licensee’s premises including those where the VLT gaming systems and the AWP licensee systems are located, and also at the offices of authorized entities with whom the licensee has direct or indirect relationships. The licensee expressly and unconditionally agrees to make available all the documents and information necessary to carry out the supervision and control activities in the times and in the manner specified by AAMS, as well as the tools and equipment needed for the detection of the elements needed to verify service levels. In the event of inspections and accesses, the licensee’s employees are required to provide unconditional assistance to AAMS’s officers.

3.              From this moment, the licensee grants AAMS’s employees or agents access, in the time and in the manner specified by the Administration, to the premises of the licensee for the purpose of control and inspection, as well as the commitment to provide maximum assistance and co-operation to such employees or agents.

4.              All fees and expenses arising from access, inspection, audit and control, including travel expenses, shall be the licensee’s responsibility.

5.          The licensee is required to perform at a minimum the checks listed in article 14, paragraph 7, letter D, using the powers referred to in the Directorial Decree of August 10, 2009 and subsequent amendments and additions.

6.          The licensee expressly and unconditionally agrees to fix the malfunctions that were found by AAMS at his own expense and within the time specified by AAMS at the time of the dispute.

Article 30

Penalties

1.          Without prejudice to the licensing annulment instances provided for in this deed of agreement, following formal notification to the licensee, AAMS may apply the penalties laid down in the following paragraphs, according to the principles of reasonableness, proportionality and actual existence of the penalty in relation to the seriousness of the non-fulfillment; penalties are in the form of sanctions provided for in article 1, paragraph 78, letter b), bullet point 25, of Law no. 220 of December 13, 2010 and subsequent amendments and additions, and relate to non-fulfillments attributable to the licensee, even for negligence, of requirements deemed critical by AAMS, and are meant as a lump sum and anticipated compensation of damage arising from such non-fulfillments. This does not affect AAMS’s ability to make a claim for additional and different damages for conduct in violation of this deed of agreement attributable to the licensee, even for negligence, which caused harm to others, the National Revenue or the AAMS.

2.          In case of non-fulfillment of the general obligations and commitments relating to the licensing activities and functions, the following penalties are provided:

a)        for the non-activation of the number of AWP gaming machines indicated in the statement of commitment referred to in paragraph 10.2, letter a) of the specifications by the end of the sixth months from the date of signing of the deed of agreement, a penalty of 10.00 Euros (ten point zero zero) to 50.00 Euros (fifty point zero zero) per non-activated AWP unit is applied;

b)        for the impossibility of requesting the number of installation authorizations of VLT machines as can be seen in the statement of commitment referred to in paragraph 10.2, letter a) of the specifications, as it exceeds the maximum number of VLT machines that can be installed on the basis of the number of AWP gaming machines that are active at the end of the sixth months from the date of signing of the deed of agreement, a penalty of 1,500.00 Euros (one thousand five hundred point zero zero) to 7,500.00 Euros (seven thousand five hundred point zero zero) is applied for each VLT unit for which it is impossible to request permission on said date;

c)         for the failure to comply with the obligations set out in article 5, paragraph 2, letters c), d), e), f) and g), a penalty of 100.00 Euros (one hundred point zero zero) to 5,000.00 Euros (five thousand point zero zero) is applied for each violation found;

d)        for the failure to comply with the obligations set out in article 5, paragraph 2, letters j), l), and m), a penalty of 500.00 Euros (five hundred point zero zero) to 5,000.00 Euros (five thousand point zero zero) is applied for each violation found, unless the action constitutes an administrative offence;

e)         for any failure to communicate, as provided for in article 6, paragraph 6, and article 8, paragraph 1, letter c), a penalty of 500.00 Euros (five hundred point zero zero) to 10,000.00 Euros (ten thousand point zero zero) is applied for each violation found, without prejudice to the annulment when AAMS detects the loss of the requirements provided for by the selection of those who have acquired shares in the capital or corporate assets in excess of two percent;

f)                                  if, without the prior permission of the AAMS, the licensee starts operations, referred to in article 6, paragraph 7, to transfer shares, including controlling shares, held by the licensee himself, which may result in the reduction of the financial soundness index, without prejudice to the annulment provided for in the event of failure of rebalancing said index within six months from the date of approval of the financial statements, a penalty of 100.00 Euros (one hundred point zero zero) to 1,000.00 Euros (one thousand point zero zero) is applied per percent point of reduction of the financial soundness index;

g)                   for violations of article 8, paragraph 1, letter a), a penalty of one-hundredth to one-fiftieth of the amount of the non-increase or of the non-reconstitution of the share capital is applied;

h)                  for the non-compliance with the filing date of the financial statements and of the quarterly reports and of the certification referred to in article 8, paragraph 1, letter c), a penalty of 100.00 Euros (one hundred point zero zero) to 1,500.00 Euros (one thousand five hundred point zero zero) is applied through and including the tenth day; of 1,500.00 Euros (one thousand five hundred point zero zero) to 5,000.00 Euros (five thousand point zero zero) for a delay past the tenth and through the twentieth day; of 5,000.00 Euros (five thousand point zero zero) to 10,000.00 Euros (ten thousand point zero zero) in case of delay beyond the twentieth day and until the thirtieth day, and up to 10,000.00 Euros (ten thousand point zero zero) to 20,000.00 Euros (twenty thousand point zero zero) beyond the thirtieth day; from the thirty-first day, AAMS applies the penalty and provides for a further time period beyond which, in the event of non-compliance, additional penalties are applied with the same criteria;

i)                      in case of failure to submit the declaration referred to in article 8, paragraph 1, letter d), prior to the distribution of dividends and with the investment requirements completely fulfilled, a penalty of 1,000.00 Euros (one thousand point zero zero) to 20,000.00 Euros (twenty thousand point zero zero) is applied;

j)                     if the licensee carries out the distribution referred to in article 8, paragraph 1, letter d), includingspecial dividends, without having first preemptively fulfilled the investment obligations provided for in the deed of agreement, a penalty of 0.5 (zero point five) to ten percent of the value of the non-realized investments is applied;

k)                  for failure to meet the deadline for filing the Certificate of Quality, referred to in article 8, paragraph 1, letter f) of this deed of agreement, a penalty of 1,000.00 Euros (one thousand point zero zero) to 10,000.00 Euros (ten thousand point zero zero) is applied for each month or fraction of a month of delay, without prejudice to annulment once twelve months from the date of signing of this deed have elapsed;

l)                      for failure to meet the deadline for filing the Certificate of Quality relating to the operator of systems networks, referred to in article 8, paragraph 1, letter g) of this deed of agreement, a penalty of 1,000.00 Euros (one thousand point zero zero) to 10,000.00 (ten thousand point zero zero) is applied for each month or fraction of a month of delay;

m)     in the event of failure to transmit the minimum information sheet to AAMS, showing economic, financial, technical and company management data, referred to in article 8, paragraph 3, a penalty of 1,000.00 Euros (one thousand point zero zero) to 10,000.00 Euros (ten thousand point zero zero) is applied until the thirtieth day of delay; from the thirty-first day, AAMS applies the penalty and provides for a further time period beyond which, in the event of non-compliance, additional penalties are applied with the same criteria;

n)         for the documented late payment of winnings and refunds to users referred to in article 12, paragraph 4, a penalty of a variable amount ranging from a minimum of ten percent to a maximum of fifty percent of the amount due to the user, without prejudice to the obligation of paying the user the due amount, is applied;

o)                  for any failure to comply with the requirements relating to the registration of intellectual property rights referred to in article 13, paragraph 5, a penalty of a variable amount ranging from a minimum of 5,000.00 Euros (five thousand point zero zero) to a maximum of 50,000.00 Euros(fifty thousand point zero zero) is applied, without prejudice to the possible initiation of annulment proceedings in cases of manifest harm to the public interest;

p)                  for the non-authorized suspension, under article 14, paragraph 2, of the licensed activities and functions aimed at accruing takings from gaming, a penalty of 10.00 Euros (ten point zero zero) to 100.00 Euros (one hundred point zero zero) is applied for each hour or fraction of an hour of suspension;

q)                  in the event of breach of the obligations referred to in article 14, paragraph 7, letter j) and article 29, paragraph 5, a penalty of 1,000.00 Euros (one thousand/00) to 10,000.00 Euros (ten thousand/00) is applied for each percentage point or fraction of a percent point of premises or rooms not under control;

r)           in the event of breach of the obligations referred to in article 14, paragraph 7, letter k), a penalty of 100.00 Euros (one hundred point zero zero) to 1,000.00 Euros (one thousand point zero zero) is applied through and including the tenth day of delay; of 1,000.00 Euros (one thousand point zero zero) to 5,000.00 Euros (five thousand point zero zero) for a delay between the eleventh and the twentieth day; of 5,000.00 Euros (five thousand point zero zero) to 10,000.00 Euros (ten thousand point zero zero) in case of delay between the twenty-first and the thirtieth day, and up to 10,000.00 Euros (ten thousand point zero zero) to 20,000.00 Euros (twenty thousand point zero zero) beyond the thirtieth day; from the end of the thirtieth day, AAMS applies the penalty and provides for a new time period beyond which, in the event of non-compliance, additional penalties are applied with the same criteria;

s)          for the partial implementation of the development plan referred to in article 14, paragraph 8, and of the measures referred to in article 14, paragraph 10, a penalty ranging from a minimum of 5% (five percent) and a maximum of 20% (twenty percent) of the unused amounts is applied;

t)           for failure to timely report loans and guarantees provided for in article 14, paragraph 15, where a ban does not apply, a penalty of 1,000.00 Euros (one thousand point zero zero) to 10,000.00 Euros (ten thousand point zero zero) is applied for each operation;

u)        in the case of the issuance of loans or guarantees prohibited by article 14, paragraph 15, a penalty from two to ten percent of the value of services rendered is applied;

v)        in the case of allocation of additional profits, referred to in article 14, paragraphs 16 and 17, without authorization, a penalty of 0.5 (zero point five) to ten percent of the amount is applied, without prejudice to annulment if the funds are not used toward investments established by AAMS within the deadline;

w)      for the non-fulfillment of the obligation under article 15, paragraph 1, letter i) a penalty of €100,00 (one hundred point zero zero) to 1,000.00 Euros (one thousand point zero zero) is applied for each AWP unit involved for each day of delay;

x)        for the non-fulfillment of the obligation under article 15, paragraph 1, letter p), a penalty of two to ten times the value of the device is applied for each device involved;

y)        for the non-fulfillment of the obligation under article 15, paragraph 2, letter d) a penalty of 100.00 Euros (one hundred point zero zero) to 1,000.00 Euros (one thousand point zero zero) is applied for each violation for each day of delay;

z)         for the failure to comply with the obligations set out in article 15, paragraph 2, letters m), n), o), p), q), r) and s), a penalty of 1,000.00 Euros (one thousand point zero zero) to 10,000.00 Euros (ten thousand point zero zero) is applied for each violation;

aa) for the failure to comply with the terms of filing of the inventory of assets and of its update, pursuant to article 22, paragraph 1 and 3, a penalty of 100.00 Euros (one hundred point zero zero) to 1,000.00 Euros (one thousand point zero zero) is applied through and including the tenth day of delay; of 1,000.00 Euros (one thousand point zero zero) to 5,000.00 Euros (five thousand point zero zero) for a delay between the eleventh and the twentieth day; of €5,000.00 (five thousand point zero zero) to 10,000.00 Euros (ten thousand point zero zero) in case of delay between the twenty-first and the thirtieth day, and up to 10,000.00 Euros (ten thousand point zero zero) to 20,000.00 Euros (twenty thousand point zero zero) beyond the thirtieth day; from the end of the thirtieth day, AAMS applies the penalty and provides for a new time period beyond which, in the event of non-compliance, additional penalties are applied with the same criteria;

bb) if the filed inventory shows a decrease in the technological and market value with respect to that resulting from the previous inventory and without indication of the measures required for maintaining the aforementioned value, the penalties described below apply:

up to a 10% (ten percent) decrease, a penalty of 10,000.00 Euros (ten thousand point zero zero);

from a 10% (ten percent) to 20% (twenty percent) decrease, a penalty of 2,000.00 Euros (two thousand point zero zero) is applied for each point or fraction of a percentage point higher than 10%;

a more than 20% (twenty percent) decrease, a penalty of 2,500.00 Euros (two thousand five hundred point zero zero) is applied for each point or fraction of a percentage point higher than 20%;

cc) for failure to comply with the requirements for maintaining market value of the data communication network, referred to in articles 14 and 24, a penalty from two to ten per cent of the investment that was not made is applied;

dd) for each use of the assets referred to in article 23, paragraph 1, without prior permission of the AAMS, a penalty of a minimum of 10,000.00 Euros (ten thousand point zero zero) and a maximum of 30,000.00 Euros (thirty thousand point zero zero) is applied, without prejudice to the possible start of annulment proceedings in cases of manifest harm to the public interest;

ee) for the delayed payment of the license fee and other amounts payable to the AAMS pursuant to article 27, a penalty from one to five percent of the total amount due and not paid by the deadline is applied, plus lawful interest. The total amount of the penalty is reduced by thirty percent if the licensee pays the licensing fee and the additional amount and the penalty itself within fifteen days from the formal notification by the AAMS;

ff) for any activity preventing AAMS from exercising its powers of supervision, control and inspection provided for in article 29, paragraph 2, a penalty of 1,000.00 Euros (one thousand point zero zero) to 50,000.00 Euros (fifty thousand point zero zero) is applied;

gg) for the delay in fixing malfunctions referred to in article 29, paragraph 6, that were observed by AAMS in any location, there is a penalty of 20.00 Euros (twenty point zero zero) to 100.00 Euros (one hundred point zero zero) for each day of delay;

hh) for the failure to comply with the requirements relative to compulsory operation defined by AAMS during the proceedings of license revocation or annulment, as per the following article 32, the penalties applied are proportional to the gravity and duration of the infringement, up to the amount of the guarantee referred to in article 26, paragraph 2 of this deed and no less than 10,000.00 Euros (ten thousand point zero zero);

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ii) for the use of services deriving from void or legally rescinded contracts pursuant to article 1, paragraph 533, of Law no. 266 of December 23 2005, and subsequent modifications and integrations, and pursuant to AAMS implementation measures, a penalty of two to ten percent of the ascertained amount of the services rendered is applied;

jj) for failure to meet the service levels specified in Attachment 2, the penalties in the amount provided for in the Attachment itself are applied to each non-compliance found, in relation to the gravity and duration of the infringement.

3.          For each instance of lack of official notification provided for in this deed or in current legislation, a penalty of 100.00 Euros (one hundred point zero zero) to 1,000.00 Euros (one thousand point zero zero) is applied through and including the tenth day of delay; of 1,000.00 Euros (one thousand point zero zero) to 5,000.00 Euros (five thousand point zero zero) for a delay between the eleventh and the twentieth day; of 5,000.00 Euros (five thousand point zero zero) to 10,000.00 Euros (ten thousand point zero zero) in case of delay between the twenty-first and the thirtieth day, and up to 10,000.00 Euros (ten thousand point zero zero) to 20,000.00 Euros (twenty thousand point zero zero) beyond the thirtieth day; from the end of the thirtieth day, AAMS applies the penalty and provides for a new time period beyond which, in the event of non-compliance, additional penalties are applied with the same criteria;

4.          For those non-fulfillments of licensee obligations under existing provisions, that is from the deed of agreement, AAMS may apply, where not otherwise sanctioned, a penalty of a minimum of 1,000.00 Euros (one thousand point zero zero) to a maximum of 100,000.00 Euros (hundred thousand point zero zero).

5.          The licensee is required to pay the penalties set out in the preceding paragraphs in the manner specified in the notification of penalty referred to in paragraph 1.

6.          The annual cap on the penalties that can be imposed on the licensee pursuant to the provisions contained in the preceding paragraphs, including the penalties provided for in Attachment 2, cannot be otherwise superior to eleven percent of the actual remuneration for the electronic operation of the AWP gaming machines and of the VLT gaming systems received annually by the licensee for infringements in the same year, as referred to in art. 28, paragraph 2.

7.          Unless otherwise provided, without prejudice to the limits referred to in paragraph 6, the maximum daily limit of penalties that can be imposed on the licensee pursuant to the provisions contained in the preceding paragraphs, including the penalties provided for in Attachment 2, cannot be superior to eleven percent of the actual remuneration for the electronic operation of the AWP gaming machines and of the VLT gaming systems received annually by the licensee during the days in question. In case of unavailability of the daily value of the actual remuneration, the daily average of the remuneration received by the licensee in the two-month period in which the infringement was made is used.

8.          In case of late payment of any sum due to AAMS for any reason, in accordance with this deed of agreement, unless otherwise specified, interest is due at the legal rate, calculated from the day following the day of expiration of the deadline to that of the actual payment.

9.          This is without prejudice to the applicability of the penalties prescribed by the current pertinent legislation in the case of late or non-payment of amounts due to the National Revenue.

10.   If, for the same action, there are theoretically two or more of the preceding clauses containing penalties that apply, the highest penalty absorbs the lower ones.

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SECTION V

REVOCATION OF AND WITHDRAWAL FROM THE LICENSE

Article 31

Revocation and withdrawal

1.         AAMS may revoke the license due to arising grounds of public interest, or in the case of change in the situation de facto or new assessment of the original public interest.

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2.         AAMS initiates the procedure for withdrawal from the license, apart from the cases where expressly envisaged in this deed of agreement or the normative in force, also in the following cases:

a)                 With regard to the licensee, the legal representative or the licensee’s administrators, precautionary measures or measures for committal to trial have been adopted for all alleged crimes pursuant to Law March 19, 1990, no. 55 as amended, as well as all other alleged crimes susceptible to invalidating the relationship of trust with AAMS;

b)                 The licensee seriously and repeatedly violates provisions in force on the matter of apparatuses for enjoyment and entertainment pursuant to article 110, paragraph 6, of the T.U.L.P.S. as amended;

c)                  The licensee violates the normative on the matter of the repression of irregular, illicit and clandestine gaming and, in particular, on their own or by means of subsidiary or associated companies, wherever located, markets games forbidden by Italian law in the territory of Italy;

d)                 Following stipulation of the deed of agreement, emerging, for any reason, for the purposes of the permanent license relationship regarding all the subjects indicated therein, is the non-subsistence of an essential requirement envisaged by the procedure of selection and the normative in force;

e)                  False declaration pursuant to paragraph 8.2 of the specifications, even when given, pursuant to article 5, paragraph 6, consistently with the license relationship;

f)                   An entity exercising control over the licensee pursuant to article 2359 of the civil code loses the requisites or violates the obligations envisaged by article 10, paragraph 5;

g)                  The licensee seriously and repeatedly violates the obligations and duties, also regarding communication, pursuant to this deed of agreement;

h)                 The licensee fails to amend, three times, also not consecutive, over a period of twelve months, effective failure to settle the amount due by way of PREU, as well as any interest and sanctions envisages by the tax regulation on the matter of PREU;

i)                     The number of AWP gaming apparatuses connected to the licensee’s data communications network, starting from the expiry of the sixth month from the date of stipulation of the deed of agreement, is lower than the minimum number equal to 5,000 (five thousand);

j)                    The number of VLT apparatuses connected to the licensee’s data communication network, starting from the expiry of the eighteenth month from the date of stipulation of the deed of agreement, is lower than the minimum number envisaged equal to 350 (three hundred and fifty);

k)                 Failure to make, on the expiry of the terms indicated by AAMS by communication pursuant to article 5, paragraph 10, the payment for authorization to install the VLT apparatuses in the

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minimum amount of seven percent of the AWP gaming apparatuses active upon expiry of the sixth month from the date of stipulation of the deed of agreement;

l)                     The licensee seriously and repeatedly violates the provisions for carrying out gaming collection in authorized businesses;

m)             The licensee has not adapted or integrated the guarantees pursuant to article 26 within the terms fixed therein;

n)                 The licensee seriously and repeatedly impedes the correct and exhaustive performance of controls carried out by AAMS pursuant to article 29;

o)                 If the licensee loses the requisites for registration in the list pursuant to article 1, paragraph 533, of Law December 23, 2005, no. 266 within the limits defined by the implementing directorial decree, as amended;

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p)             The licensee fails to maintain the debt-to-equity ratio within the value pursuant to article 8, paragraph 1, letter b) hereabove;

q)             The licensee does not submit operations implying subjective changes pursuant to article 6, paragraphs 3 and 4 for prior authorization from AAMS;

r)                The licensee fails to rebalance their index of financial solidity within six months where the latter has undergone a decrease following transactions entailing the transfer of stock, also controlling, held by the licensee, pursuant to article 6, paragraph 9;

s)               The licensee fails to observe the obligations related to maintaining the requisites pursuant to article 8, paragraph 1, letters i), j), k) and l).

3.              In the event of revocation of the license or withdrawal from the license, this deed of agreement is automatically discontinued.

4.             The licensee is not due any indemnity whatsoever by effect of early termination of the license for any reason, without prejudice to the provisions of article 21 sub-section five of Law August 7, 1990, no. 241 as amended.

5.             AAMS, where the conditions exist pursuant to paragraph 1 and paragraph 2 respectively, notifies the licensee of the initiated procedure of revocation or contests the licensee, upon initiation of the procedure of withdrawal, the related charges. The procedure of revocation or withdrawal from the license is performed by AAMS in compliance with the normative on the matter of administrative proceedings pursuant to Law August 7, 1990, no. 241 as amended, with particular regard to articles 2, 2 sub-section two, 3, 3 sub-section two, 7, 8, 9 and 10 of said law, as amended;

6.             In the course of the procedure, AAMS assesses the observations and clarifications submitted by the licensee and decides on the matter of emanating the measure of revocation or withdrawal, considering the effects thereof on public interest;

7.             On the outcome of the procedure, AAMS adopts, where pertinent, the grounded measure of revoking the license or withdrawing from the license, establishing, amongst others:

a)             The terms for devolving the assets pursuant to article 25;

b)             The methods and duration of obligatory management;

c)              The fines to be applied to the revoked or withdrawn licensee in the case of failure to observe the terms and procedures pursuant to letters a) and b).

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8.              In the case of a provision to revoke the license or withdrawal from the license, the guarantees pursuant to article 26, paragraphs 2 and 3, are seized by AAMS, without prejudice to the right to claim compensation for further damage suffered and suffering, as well as refund of expenses.

Article 32

The licensee’s obligations in the case of revocation or withdrawal

1.              In the case of revocation of the license or withdrawal from the license pursuant to article 31, the licensee is expressly and unconditionally bound, within the terms indicated by AAMS in the provision for revocation or withdrawal, to the devolution to AAMS, to another licensee or a third party indicated by AAMS, of all the tangible and intangible assets which from the data communication network according to the procedures envisaged by article 25.

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2.              The licensee is also expressly bound to guaranteeing obligatory management, using the methods and for the duration indicated by AAMS in the provision of revocation or withdrawal, in order to ensure continuity in gaming collection and allow the transfer of the activities and functions subject matter of the license to AAMS, to another licensee or to a third party indicated by AAMS.

Article 33

Identification of other licensees

1.              In the event of revocation of the license or withdrawal from the license, AAMS has the faculty, during the period of the license, to identify, by procedure in public evidence, other licensees, also amongst those with which it already holds a license relationship; the revoked or withdrawn license is assigned to new licensees or to successor licensees which undertake the obligation pursuant to article 6, paragraph 4, letter b), point ii).

2.              The licensee acknowledges and accepts, in the case of revocation or withdrawal from the license, possible transfer of its contractual part to third parties identified by AAMS pursuant to the section hereabove.

3.              The takeover, pursuant to paragraph 1, envisages the same subject matter and conditions pursuant to this deed of agreement; the other clauses are applied inasmuch as compatible with the situations, in fact and law, existing upon stipulation.

4.              AAMS, moreover, reserves the faculty to identify other licensees for the management of gaming by means of apparatuses for enjoyment and entertainment, by procedure in public evidence, should the general and also technological, conditions change in the market of AWP gaming apparatuses and the VLT gaming systems, or the number of AWP gaming apparatuses connected to the data communication network is higher than five thousand.

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SECTION VI

FINAL PROVISIONS

Article 34

Protecting the confidentiality of information

1.              In observance of the provisions pursuant to legislative decree June 30, 2003, no. 196 as amended, the parties are expressly bound not to disclose, in any way or form, confidential information and not to make the latter the subject matter of use, for any reason, for purposes other than those strictly connect to the execution of the activities and functions subject matter of the license.

Article 35

Applicable law and regulation of litigation

1.              The license is governed and interpreted according to community and Italian law.

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2.              For all that not expressly agreed upon between the parties, the norms of substantive and procedural law envisaged on the matter by the community and Italy legal systems apply.

Article 36

Execution

1.              This deed of agreement is effective and binding to the licensee from the date it is signed and AAMS from the date of approval by the competent supervisory bodies.

Rome, MARCH 20, 2013

For the Agency of Customs and Monopolies	[signed]

For the licensee	[signed]

Pursuant to article 1341 et seq. of the civil code, the following articles are hereby approved:

For the licensee

[signed]

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ATTACHMENT 1

DEED OF AGREEMENT FOR THE RELATIONSHIP OF CONCESSION HAVING AS SUBJECT MATTER THE REALIZATION AND OPERATION OF THE DATA COMMUNICATION MANAGEMENT NETWORK FOR GAMING BY MEANS OF APPARATUSES FOR ENJOYMENT AND ENTERTAINMENT PROVIDED FOR BY ARTICLE 110, PARAGRAPH 6 OF THE CONSOLIDATING ACT FOR PUBLIC SAFETY LAWS PURSUANT TO ROYAL DECREE JUNE 18, 1931, NO. 773 AS AMENDED, AS WELL AS THE ASSOCIATED ACTIVITIES AND FUNCTIONS

INVENTORY OF ASSETS

INTANGIBLE ASSETS SECTION AND TANGIBLE ASSETS SECTION

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Deed of agreement - Attachment 1

PREAMBLE		3

A.	“INTANGIBLE ASSETS INVENTORY SECTION”	4

SECTION A1)	EXCLUSIVE INDUSTRIAL PROPERTY RIGHTS AND RIGHTS OF UTILIZATION AND
ECONOMIC USE RELATED TO INTELLECTUAL PROPERTIES		4

SECTION A2)	SUPPLY CONTRACTS	5

SECTION A3)	AUTOMATED AND MANUAL PROCEDURES, STUDIES AND OTHER	5

SECTION A4)	SOFTWARE PACKAGE	6

SECTION A5)	LIST OF DATABASES	7

B.	“TANGIBLE ASSETS INVENTORY SECTION”	8

SECTION B1)		8

SECTION B2)		9

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2

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PREAMBLE

This document describes the structure and contents of the assets inventory which, according to article 22 of the deed of agreement, the licensee must submit to AAMS no later than two months from the date of stipulating the deed of agreement and periodically send AAMS, no later than March 31 of each year, with updates on interventions carried out during the previous calendar year.

The licensee shall guarantee that the technological and market value of the data communications network for gaming collection by means of enjoyment and entertainment machines is maintained over time.

The inventory shall be divided into two Sections, that of “intangible assets” and “tangible assets”.

The following table summarizes the inventory format which the licensee is bound to submit and update.

Inventory - Intangible Assets Section (A)

A1)	Exclusive industrial property rights, rights of utilization and economic use related to intellectual properties (including gaming software), registered in favor of AAMS

A2)	Supply contracts

A3)	Automated and manual procedures, studies and other

A4)	Software package: • Standard with user license • Personalized standard • Developed ad hoc by the licensee

A5)	List of databases

Inventory - Tangible Assets Section (B)

B1)	List of hardware components related to the data communications network for gaming collection by means of AWP apparatuses; • List of the access points • List of other components.

B2)	List of hardware components related to the data communications network for gaming collection by means of VLT apparatuses; • List of video terminal apparatuses • List of other components.

Shown hereunder are the formats identified in each of the aforesaid sections, these may be subject to amendment by subsequent AAMS provisions.

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A.                                    “INTANGIBLE ASSETS INVENTORY SECTION”

Section A1)                                 Exclusive industrial property rights and rights of utilization and economic use related to intellectual properties.

	DESCRIPTION	TYPE OF USE	DATE OF REGISTRATION
Trademarks and logos
Intellectual properties

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Section A2)                                 Supply contracts

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SUPPLY CONTRACTS

DESCRIPTION	SUPPLIER	CONTRACT NUMBER	DATE OF STIPULATION	EXPIRY DATE	POSSIBILITY OF RENEWAL (*)	TYPE (**)	VALUE

(*) ENTER “YES” OR “NO”

(**) ENTER “FIXED AMOUNT”, “PAY PER USE”, “MIXED”, “OTHER”

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Section A3)                                 Automated and manual procedures, studies and other

AUTOMATED AND MANUAL PROCEDURES, STUDIES AND OTHER

INVESTMENTS MADE
VALORIZATION
OF
INVESTMENTS
WITH
			PURCHASE OF ASSETS/EXTERNAL SERVICES			INTERNAL	CURRENT
	PRODUCER/	CONTRACT	PURCHASE INVOICE			RESOURCES	VALUE
DESCRIPTION	SUPPLIER	NUMBER	NUMBER	DATE	VALUE	(***)	(****)

(*) TO BE VALORIZED BY MEANS OF COSTS DIRECTLY IMPUTABLE TO THE RELATED INTERNAL JOB ORDERS

(**) VALUE NET OF COMPLETED AMORTIZATION

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Section A4)                                 SOFTWARE PACKAGE

STANDARD SOFTWARE PACKAGE WITH USER LICENSE

CURRENT
		IDENTIFICATION	INSTALLED	USER	PURCHASE INVOICE			VALUE
DESCRIPTION	PRODUCER	TRADE NAME	VERSION	LICENSE	NUMBER	DATE	VALUE	(**)

STANDARD SOFTWARE PACKAGE WITH USER LICENSE

PURCHASE INVOICE
VALORIZATION
					PURCHASE OF			OF
					ASSETS/EXTERNAL			INVESTMENTS
		TECHNICAL			SERVICES			WITH INTERNAL	CURRENT
		IDENTIFICATION/	INSTALLED	USER	PURCHASE INVOICE			RESOURCES	VALUE
DESCRIPTION	PRODUCER	TRADE NAME	VERSION	LICENSE	NUMBER	DATE	VALUE	(*)	(**)

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SOFTWARE DEVELOPED AD HOC BY THE LICENSEE

DESCRIPTION	TECHNICAL IDENTIFICATION/ TRADE NAME	INSTALLED VERSION	INVESTMENTS MADE (*)	CURRENT VALUE (**)

(*) TO BE VALORIZED USING THE “FUNCTION POINT” METHOD OR THE COSTS OF THE RELATED INTERNAL JOB ORDERS

(**) VALUE NET OF COMPLETED AMORTIZATION

Section A5)  List of databases

LIST OF DATABASES

PROGRESSIVE NUMBER	NAME/ DESCRIPTION	LICENSEE’S NOTES

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B.                                    “TANGIBLE ASSETS INVENTORY SECTION”

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Section B1)

List of hardware components related to the data communication network for gaming collection by means of AWP apparatuses.

LIST OF ACCESS POINTS

						CURRENT			LOCATION
		IDENTIFICATION	PURCHASE INVOICE			VALUE	MAC-	METHOD OF	COMPANY
DESCRIPTION	PRODUCER	MODEL	NUMBER	DATE	VALUE	(*)	ADDRESS	CONNECTION	NAME	ADDRESS

(*) VALUE NET OF COMPLETED AMORTIZATION

LIST OF COMPONENTS

		IDENTIFICATION	PURCHASE INVOICE			CURRENT VALUE	MAC-
DESCRIPTION	PRODUCER	MODEL	NUMBER	DATE	VALUE	(*)	ADDRESS

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Section B2)

List of hardware components related to the data communication network for gaming collection by means of VLT apparatuses.

LIST OF VIDEO TERMINAL APPARATUSES

LOCATION
		IDENTIFICATION	PURCHASE INVOICE			METHOD OF	COMPANY
DESCRIPTION	PRODUCER	MODEL	NUMBER	DATE	VALUE	CONNECTION	NAME	ADDRESS

(*) VALUE NET OF COMPLETED AMORTIZATION

LIST OF COMPONENTS

						CURRENT			LOCATION
		IDENTIFICATION	PURCHASE INVOICE			VALUE	MAC-	METHOD OF	COMPANY
DESCRIPTION	PRODUCER	MODEL	NUMBER	DATE	VALUE	(*)	ADDRESS	CONNECTION	NAME	ADDRESS

(*) VALUE NET OF COMPLETED AMORTIZATION

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Deed of agreement - Attachment 2

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ATTACHMENT 2

DEED OF AGREEMENT FOR THE RELATIONSHIP OF CONCESSION HAVING AS SUBJECT MATTER THE REALIZATION AND OPERATION OF THE DATA COMMUNICATION MANAGEMENT NETWORK FOR GAMING BY MEANS OF APPARATUSES FOR ENJOYMENT AND ENTERTAINMENT PROVIDED FOR BY ARTICLE 110, PARAGRAPH 6 OF THE CONSOLIDATING ACT FOR PUBLIC SAFETY LAWS PURSUANT TO ROYAL DECREE JUNE 18, 1931, NO. 773 AS AMENDED, AS WELL AS THE ASSOCIATED ACTIVITIES AND FUNCTIONS

SERVICE LEVELS AND RELATED FINES

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PREAMBLE	3

1. RUNNING THE DATA COMMUNICATION NETWORK FOR GAMING COLLECTION BY MEANS OF AWP GAMING APPARATUSES	4

1.1 SERVICE LEVELS	4

1.2 FINES	5

2. RUNNING THE VLT GAMING SYSTEMS	6

2.1 SERVICE LEVELS	6

2.2 FINES	7

3. METHODS FOR CONTROLLING SERVICE LEVELS AND PROCEDURE FOR THE APPLICATION OF FINES	9

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PREAMBLE

This attachment describes the service levels which each licensee must ensure when running the data communication network, starting from the date the deed of agreement was stipulated and in compliance with the various legal, administrative and conventional requirements they are bound to guarantee.

The service levels for this attachment are defined according to:

1)                                     the experience accrued by AAMS and its technological partner SOGEI regarding the operation of the data communication network.

2)                                     the necessity to guarantee efficient services according to objective, measurable criteria suited to emphasizing the comprehensive correct operation of the data communication network.

Service level measurement is performed by AAMS, with the support of its technological partner SOGEI in conformity with the provisions of the deed of agreement, based on the data in the AWP control system and the VLT control system, originating from the licensee’s AWP system and the VLT gaming system. The measurement procedures and monitoring instruments to be used for controlling observance of the service levels are communicated by AAMS.

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1.                                      RUNNING THE DATA COMMUNICATION NETWORK FOR GAMING COLLECTION BY MEANS OF AWP GAMING APPARATUSES

1.1                               Service levels

The licensee shall guarantee observance of the following service levels:

a)             Activation of the blocking procedure, requested by the AWP control system, within one hour from the request and no later than midnight GMT of the same day;

The time the electronic message concerning the block command is normally considered in order to verify the service level, whereas the time the return message showing the outcome of the operation from the AWP control system is acknowledged for the time for activating the block procedure.

b)             Execution of extraordinary maintenance operations within the term defined by AAMS in relation to the seriousness of the event;

The date of the communication from AAMS is normally considered in order to verify the service level, as well as that of the licensee’s notification of effective completion of the intervention;

c)              Duration of the maintenance intervention for apparatuses no longer than thirty consecutive days;

The date the electronic message concerning the maintenance intervention is normally considered in order to verify the service level, whereas the date the message sent to the AWP control system concerning the first valid counter reading per apparatus following the intervention is acknowledged for the date of completed maintenance; the service level is verified on a yearly basis;

d)             Recovery of off-line databases, maintained by the licensee within ten consecutive days from the request by AAMS;

The date of AAMS’s communication and that of notification by the licensee of effective completion of the recovery intervention are normally considered in order to verify the service level;

e)              Transmission to the AWP control system, for at least 70% of the apparatuses forming part of the total of the AWP gaming apparatuses, vested with authorization in the name of the licensee, for reading counters at least every four days, referred to the aforesaid period;

Normally considered, in order to verify the service level, carried out every two months, is the relationship between:

1.              The number of AWP apparatuses which have not transmitted all the envisaged readings as indicated hereabove, on the days falling within the two months;

2.              The total AWP apparatuses for which at least one reading was made;

Observance of the service level is given by the arithmetic mean of the percentage values measured every two months on a yearly basis.

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1.2                               Fines

In the event of non-observance of the service level pursuant to point a) hereabove, a fine from 10.00 Euros (ten point zero zero) to 100.00 Euros (one hundred point zero zero) is applied for each hour or fraction of hour in the activation of the block procedure and for each single apparatus; in the absence of the return message by midnight GMT a fine from 500.00 Euros (five hundred point zero zero) to 5,000.00Euros (five thousand point zero zero) is applied for each single apparatus.

In the event of non-observance of the service level pursuant to point b) hereabove a fine from 100.00 Euros (one hundred point zero zero) to 1,000.00 (one thousand point zero zero) is applied for each day of delay following the date envisaged for the end of the intervention.

In the event of non-observance of the service level pursuant to point c) hereabove, a fine from 10.00 Euros (ten point zero zero) to 100.00 Euros (one hundred point zero zero) is applied for each day of delay following the thirty-day period and for each apparatus.

In the event of non-observance of the service level pursuant to point d) hereabove, a fine from 100.00 Euros (one hundred point zero zero) to 1,000.00 (one thousand point zero zero) is applied for each day of delay following the envisaged ten-day period.

In the event of non-observance of the service level pursuant to letter e) hereabove, a fine from 100.00 Euros (one hundred point zero zero) to 1,000.00 Euros (one thousand point zero zero) is applied for every tenth of percentage point of variance in the arithmetic mean, calculated on a yearly basis, of the percentage values measured every two months, respect to the threshold value defined as 70%.

The fines shall not be applied when failure to observe the service levels is due to technological upgrades requested by AAMS.

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2.                                      RUNNING THE VLT GAMING SYSTEMS

2.1                               Service levels

The licensee shall guarantee observance of the following service levels:

a)             Operational block of each video terminal apparatus enabled for gaming within 60 minutes from the request by the VLT control system; in order to verify the service level, the following are normally considered:

•                  As the moment measurement started, the time the VLT control system sent the message related to the request to disable the apparatus; in the absence of notification of receipt regarding the previous message, the time the same message was resent at least 10 minutes after the previous attempt;

•                  As the moment measurement ended, the time of receipt by the VLT control system of the message concerning effective change of status of the VLT apparatus;

b)             Operational recovery of the VLT gaming system, also by means of the recovery and backup system, within 24 hours from the operational interruption of the VLT central system;

Normally considered, in order to verify the service level, are:

•                  As the moment measurement started, the time the VLT central system operational interruption report was sent by the licensee;

•                  As the moment measurement ended, the time the first message following operational recovery of the VLT gaming system, received by the VLT control system; to this end, considered as an event equivalent to restoring the primary system is the preparation and release of the backup and recovery system;

c)              Operational recovery of the VLT central system within 30 days from interruption; normally considered, in order to verify the service level, are:

•                  As the moment measurement started, the date the VLT central system operational interruption report of was sent by the licensee;

•                  As the moment measurement ended, the date the licensee sent the report of operational recovery of the VLT central system;

d)             Transmission to the VLT control system of the communication concerning the installation/removal and enablement/disablement of one or more games on the VLT central system or the video terminal apparatuses enabled within 60 minutes from the event; normally considered, in order to verify the service level, are:

•                  As the moment measurement started, the time of installation, removal, enablement and disablement of a game on the VLT gaming system;

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•                  As the moment measurement ended, the time the VLT control system received the messages of notification of installation, removal, enablement and disablement of a game on a video terminal apparatus;

e)              Automatic verification of software integrity, as described in the technical specifications and as foreseen by the decree concerning VLT technical regulations, on at least a daily basis; normally considered, in order to verify the service level, is the request made by the VLT control system with dispatch of the related message;

The licensee observes the service level when sending the message of response and if the data returned within the message of response corresponds to that of the same day or the day before;

f)               Verification of software integrity of a video terminal apparatus enabled for gaming on request of the VLT control system within 6 hours of the request and no later than midnight GMT of the same day; normally considered, in order to verify the service level, are:

•                  As the moment measurement started, the time of request by the VLT control system provided that effectively received by the licensee, or, in the absence of notification, that of the same message resent at least 10 minutes after the first attempt;

•                  As the moment measurement ended, the time of receipt of the message of response by the VLT control system;

g)              Transmission to the VLT control system of the accounting information concerning each VLT gaming system, gaming room, VLT apparatuses, also divided into single games, by 24:00 hours GMT of the day following that of reference; normally considered, in order to verify the service level, is:

•                  As the moment measurement ended, the time of receipt of the message of transmission of the accounting information by the VLT control system.

2.2                               Fines

In the event of non-observance of the service level pursuant to letter a) hereabove, for each video terminal apparatus enabled for gaming concerning which a request is not processed or no response has been given to the VLT control system, a fine is applied:

•                  Up to 50.00 Euros (fifty point zero zero) once the first 60 minutes have lapsed and up to 24 hours from the request,

•                  From 100.00 Euros (one hundred point zero zero) to 300 Euros (three hundred point zero zero) from 24 hours after the request.

In the event of non-observance of the service level pursuant to letter b) hereabove, for each day or fraction of day exceeding 24 hours, a fine from 10,000.00 Euros (ten thousand point zero zero) to 50,000.00 Euros (fifty thousand point zero zero) is applied.

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In the event of non-observance of the service level pursuant to letter c) hereabove, a fine from 10,000.00 Euros (ten thousand point zero zero) to 100,000.00 Euros (one hundred thousand point zero zero) is applied. Failure to recover the VLT central system beyond forty-five days shall bring about the procedure of annulment.

In the event of non-observance of the service level pursuant to letter d) hereabove, for each video terminal apparatus enabled for gaming which fails to transmit the information within the envisaged times, a fine is applied:

•                  Up to 20.00 Euros (fifty point zero zero) once the first 60 minutes have lapsed and up to 24 hours from the request,

•                  From 50.00 Euros (fifty point zero zero) to 150 Euros (one hundred and fifty point zero zero) from 24 hours after the request.

There is non-observance of the service level pursuant to letter e) hereabove when software integrity has not been found for over 50% of the number of video terminal apparatuses enabled for gaming upon which the verification at issue is to be made. In this case, a fine from 10.00 Euros (ten point zero zero) to 100.00 Euros (one hundred point zero zero) is applied for each video terminal apparatus concerning which non-observance of the service level has been verified.

In the event of non-observance of the service level pursuant to letter f) hereabove, a fine from 150.00 Euros (five hundred point zero zero) to 300.00 Euros is applied for each video terminal apparatus enabled for gaming concerning which a request is not processed or no response has been given to the VLT control system within six hours from the request.

In the event of non-observance of the service level pursuant to letter g) hereabove, a fine is applied:

•                  From 10.00 Euros (ten point zero zero) to 20.00 Euros (twenty point zero zero) for each video terminal apparatus enabled for gaming,

•                  From 50.00 Euros (fifty point zero zero) to 100.00 Euros (one hundred point zero zero) for each gaming room,

•                  From 1,000.00 Euros (one thousand point zero zero) to 5,000.00 Euros (five thousand point zero zero) for each VLT gaming system,

concerning which the gaming data have not been sent within the envisaged terms.

The fines shall not be applied when failure to observe the service levels is due to technological upgrades requested by AAMS or to maintenance interventions on the VLT gaming system, notified to AAMS beforehand.

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3.                                      METHODS FOR CONTROLLING SERVICE LEVELS AND PROCEDURE FOR THE APPLICATION OF FINES

For the purposes of controlling service levels and consequent application of fines, the procedure is as follows:

a)             AAMS contests the licensee the results of the non-observance of service levels;

b)             The licensee may submit their own counter deductions with regard to the causes for any variances in the pre-established values;

c)              AAMS quantifies and applies the fines.

AAMS reserves the faculty to carry out inspections at the licensee’s premises in order to ascertain observance of the service levels; to this end, AAMS may define control plans, also availing of findings in the VLT control system and the AWP control system.

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Deed of agreement - Attachment 3

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ATTACHMENT 3

DEED OF AGREEMENT FOR THE RELATIONSHIP OF CONCESSION HAVING AS SUBJECT MATTER THE REALIZATION AND OPERATION OF THE DATA COMMUNICATION MANAGEMENT NETWORK FOR GAMING BY MEANS OF APPARATUSES FOR ENJOYMENT AND ENTERTAINMENT PROVIDED FOR BY ARTICLE 110, PARAGRAPH 6 OF THE CONSOLIDATING ACT FOR PUBLIC SAFETY LAWS PURSUANT TO ROYAL DECREE JUNE 18, 1931, NO. 773 AS AMENDED, AS WELL AS THE ASSOCIATED ACTIVITIES AND FUNCTIONS

FINANCIAL FLOWS AND ACCOUNTING REQUIREMENTS

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PREAMBLE			3

1.	ACCOUNT STATEMENT		3

2.	THE LICENSEE’S COLLECTIONS		4

3.	THE LICENSEE’S PAYMENTS		4

4.	TERMS FOR PAYING THE WINNINGS		4

5.	PAYMENT OF CREDIT BY MEANS OF VLT APPARATUSES		5

	5.1	Credit not exceeding 1,000.00 Euros (one thousand point zero zero)	5

	5.2	Credit exceeding 1,000.00 Euros (one thousand point zero zero) and not exceeding 5,000.00 Euros (five
	thousand point zero zero)		5

	5.3	Credit exceeding 5,000.00 Euros (five thousand point zero zero)	5

	5.4	Common provisions	6

6.	FINANCIAL FLOWS		6

7.	THE LICENSEE’S ACCOUNTING REQUIREMENTS		7

8.	COMPLAINTS		7

9.	MANAGEMENT SUPERVISION		8

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PREAMBLE

This document describes the licensee’s accounting requirements for electronic management of gaming by means of apparatuses for enjoyment and entertainment.

1.                                      ACCOUNT STATEMENT

For a contractually defined period which shall not exceed one calendar two-month period, the licensee provides each qualified entity collecting the residual amount, by virtue of the established contractual relationship, with an account statement bearing the following data for the considered period:

•                 In the case of AWP apparatuses:

a)             The total amount of the collection;

b)             The effective winnings found;

c)              The fee to be withheld as contractually defined;

d)             The net amount to be paid to the licensee, including the amount due by way of PREU[one-off tax withdrawal]and the amount equal to 0.8 percent of the amounts played;

•                 In the case of VLT apparatuses:

e)              The total amount of the collection;

f)               The effective winnings found to have been paid in the gaming room;

g)              The fee to be withheld as contractually defined;

h)             The net amount to be paid to the licensee, including the amount due by way of PREU and the amount equal to 0.8 percent of the amounts played;

If the licensee manages the collection of the residual amount directly, they are, in any case, bound to drawing up an analogous summarizing document.

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2.                                      THE LICENSEE’S COLLECTIONS

Following the issue of the account statement, the licensee collects the net amount as outlined in points d) and h) of the previous chapter from the qualified entities contractually authorized for collecting the residual amount.

3.                                      THE LICENSEE’S PAYMENTS

Within the terms established by the normative in force, AAMS provisions and as amended, the licensee shall pay 0.8 percent of the amounts collected to account 20050, opened at the central State Treasury of Rome, as well as the amount due by way of PREU in item 1821 Paragraph 5 of the State budget or in item 1614 Paragraph 9 of the budget for the Region of Sicily for the PREU of competence for the region.

Payment is made ordinarily by means of form F24/Excise Duties.

4.                                      TERMS FOR PAYING THE WINNINGS

For AWP apparatuses, the payment of winnings is realized directly by means of the apparatus itself.

For VLT apparatuses, the payment of winnings, where not directly distributed by the apparatus, is requested within ninety days from issue of the claim certifying the win.

For wins of an amount not exceeding 5,000.00 Euros (five thousand point zero zero), the related payment is realized in the gaming rooms where the win took place.

For wins of an amount exceeding 5,000.00 Euros (five thousand point zero zero) payment shall be made within the maximum term of thirty days from the date of presentation of the winning claim issued by the VLT gaming system, in the premises indicated by the licensee, according to the rules contained in the technical specifications. In the event of a delay in paying the winnings, apart from payment of the fine pursuant to article 30, paragraph 2, letter n), of the draft deed of agreement, the licensee is also bound to paying interest at the legal rate, calculated from the day after the expiry to the day of effective payment.

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5.                                      PAYMENT OF CREDIT BY MEANS OF VLT APPARATUSES

5.1                    Credit not exceeding 1,000.00 Euros (one thousand point zero zero)

The amount of the claim certifying the credit, even when not deriving from a win, can be collected directly from the gaming room against presentation of such claim, which shall be annulled by the gaming room operator, also by means of the VLT gaming system. In any case the VLT gaming system shall trace effective payment in the VLT service database and account for the winnings paid through the claim in the gaming database.

5.2                    Credit exceeding 1,000.00 Euros (one thousand point zero zero) and not exceeding 5,000.00 Euros (five thousand point zero zero)

The amount of the claim certifying the credit, even when not deriving from a win, can be collected directly from the gaming room against presentation of such claim. Before proceeding with the annulment of the claim and with payment of the corresponding amount, the VLT gaming system shall allow the claimant to be recognizable and the observance of all requirements envisaged by the normative in force on the matter of money laundering and, in particular, by Legislative Decree November 21, 2007, no. 231 as amended.

In any case the VLT gaming system shall trace effective payment in the VLT service database and account for the winnings paid through the claim in the gaming database.

5.3                               Credit exceeding 5,000.00 Euros (five thousand point zero zero)

Payment of the claim certifying the credit, even when not deriving from a win, can be requested from the licensee, at the premises indicated by the latter and according to the procedures envisaged by section 4 hereabove.

Following presentation of the claim certifying the credit, the licensee, in observance of all requirements envisaged by the normative in force on the matter of money laundering and, in particular, by Legislative Decree November 21, 2007, no. 231 as amended, shall acquire the data identifying the claimant and the method of payment chosen by the latter, as well as issuing relevant receipt.

The claim is then subjected to the necessary operations of validation and control. Validation of claims is performed by the licensee under the control of the apposite AAMS commission.

For the purposes of payment, the claim shall be found valid by the VLT gaming system which highlights, distinctly, the related winnings and remaining amounts in credit. Winnings must be established by apposite

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certification of the VLT gaming system, which highlights the game generating them as well as any appropriations used. The remaining amounts due shall be shown in a specific certification of the VLT gaming system which highlights the VLT apparatuses in which such amounts were entered.

In any case the AAMS commission may request further informatory elements.

5.4                    Common provisions

The licensee provides each gaming room with the regulations for each single game installed in the VLT apparatuses, present therein, as well as information about the tangential return in winnings of such game, as envisaged by the related certificate of conformity, as well as the procedures for submitting complaints.

Once the term for paying claims has lapsed, the amounts are devolved to AAMS according to the procedure indicated by the latter.

AAMS reserves the right to amend the procedures and amounts payable according to the descriptions given in the sections hereabove.

6.                                      FINANCIAL FLOWS

The licensee uses bank or postal current accounts in their name, dedicated to the financial management of gaming collection by means of apparatuses for enjoyment and entertainment. Such accounts shall be opened at a foremost institute having offices throughout Italy and able to ensure service at the best market conditions.

AAMS shall be given the identifying details of such current accounts.

The net amount as per the period statements and analogous summarizing document pursuant to chapter 1 hereabove shall converge into each bank or postal current account.

The licensee pays AAMS the interest receivables accrued on the aforesaid accounts.

From the current accounts the licensee withdraws:

•                  The amounts to be paid pursuant to chapter 3 hereabove;

•                  The consideration due to them;

•                  Following validation by the AAMS commission, the amounts for paying sums exceeding 5,000.00 Euros (five thousand point zero zero) related to claims issued by the VLT apparatuses, of which payment is requested;

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•                  The amounts deriving from winnings by acceptance of any complaints submitted;

•                  The amounts to be devolved to AAMS, according to the procedures indicated by the latter, for winnings not requested within the term pursuant to chapter 4 hereabove.

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The licensee is bound to supplying a copy of the statements of the financial movements brought about on the aforesaid current accounts on a quarterly basis.

7.                                      THE LICENSEE’S ACCOUNTING REQUIREMENTS

The licensee is responsible for accounting and financial management related to gaming by means of apparatuses for enjoyment and entertainment, distinctly for AWP apparatuses and VLT apparatuses by means of the production and delivery of the following documents:

•             Judicial statement, for the requirements pursuant to the State General Accounting Law of amounts related to gaming collection and obtained winnings, containing an analysis of the financial management of the collections and payments for the whole year, with justifying documents for the payments made attached, according to the statement model proposed by AAMS and approved by the supervisory bodies. In any case, to be highlighted, at the least in the debit items, is the comprehensive collection for the game and in the credit items, all the amounts shown in the account statement or analogous document pursuant to chapter 1.

The judicial statement shall be transmitted within the terms envisaged by the normative in force.

•                  A two-month periodic statement containing an analysis of financial management for the periods of reference, the related collections and payments, according to the model proposed by AAMS.

Such statement is transmitted to AAMS within the terms envisaged by the normative in force.

•             A report on the collection by means of AWP apparatuses and VLT apparatuses, according to the procedures and within the terms established by AAMS.

8.                                      COMPLAINTS

The licensee has the task of examining complaints submitted by users for any reason and related to credit obtained by means of VLT apparatuses.

In the case of complaint due to failure to pay a winning, such complaint must, under penalty of nullification, be received by the licensee’s competent office within thirty days from issue

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of the related claim. The complaint shall enclose the original claim, subject matter of the controversy.

The licensee shall decide on the claim within thirty days from presentation of the request by act to be submitted to the AAMS commission pursuant to section 5.3 hereabove.

9.                                      MANAGEMENT SUPERVISION

AAMS supervises the management of the accounting and financial flows, also by means of inspections carried out in the licensee’s offices and controls on accounting procedures. For such purposes the licensee is bound to providing the required information and documentation.

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